Exhibit 3(ii)(B)
                              DECLARATION OF TRUST

                                       FOR

                       RIDGEWOOD ELECTRIC POWER TRUST III

     This DECLARATION OF TRUST (the "Declaration") is made as of January 3, 1994, by Ridgewood Energy Holding Corporation, a Delaware corporation ("Ridgewood Holding"), who, with its successors as trustees under this Declaration, is referred to as the "Corporate Trustee," for the benefit of those persons who are accepted as holders of shares of beneficial interest under this Declaration.

     WHEREAS, the Corporate Trustee wishes to organize the RIDGEWOOD ELECTRIC POWER TRUST III (the "Trust") as a business trust under the Delaware Business Trust Act, to provide for the management of the Trust by Ridgewood Power Corporation, a Delaware corporation ("Ridgewood Power," or "Managing Shareholder' when acting hereunder in such capacity), and to provide for the sale of beneficial interests in the Trust, the operation of the Trust and the rights of the Corporate Trustee, other persons acting as trustees (together with the Corporate Trustee, the "Trustees") and owners of beneficial interests; and

     WHEREAS, a Certificate of Trust (the "Certificate") was filed by the Corporate Trustee on December 6, 1993 with the Secretary of State of Delaware to evidence the existence of the Trust;

     NOW, THEREFORE, the Corporate Trustee declares that it constitutes and appoints itself trustee of the sum of $10.00 owned by it, together with all other property that it acquires under this Declaration as trustee, together with the proceeds thereof, to hold, IN TRUST, to manage and dispose of for the benefit of the holders, from time to time, of beneficial interests in the Trust, subject to the provisions of this Declaration as follows:

                                    ARTICLE 1

                             ORGANIZATION AND POWERS

     1.1 Trust Estate; Name. The Trust, comprised of the trust estate created under this Declaration and the business conducted hereunder, shall be designated as "Ridgewood Electric Power Trust III," which name shall refer to the trust estate and to the Corporate Trustee in its capacity as trustee of the trust estate but not in any other capacity and which shall not refer to the officers, agents, other trustees or beneficial owners of the Trust. To the extent possible, the Trustees shall conduct all business and execute all documents relating to the Trust in the name of the Trust and not as trustees. The Trustees may conduct the business of the Trust or hold its property under. other names as necessary to comply with law or to further the affairs of the Trust as it deems advisable in their sole discretion. This Declaration, the Certificate and any other documents, and any amendments of any of the foregoing, required by law or appropriate, shall be recorded in all offices or jurisdictions where the Trust shall determine such recording to be necessary or advisable for the conduct of the business of the Trust.

     1.2 Purpose. (a) The purpose of the Trust is to invest in the independent power market, including, but not limited, to, activities relating to (i) cogeneration facilities producing both electricity and heat energy, (ii) independent power generation facilities producing electricity and other forms of energy from natural gas, oil, coal, hydropower, geothermal or waste resources or other technologies or other power related products or services, (iii) other privately-owned, non-utility power production and related facilities, and (iv) pre-development or preparatory activities relating to the evaluation, planning, permitting and development of potential facilities described in clauses
(i)-(iii) above, all of the foregoing in such manner as the Trust shall designate. The Trust may invest its funds or participate in entities organized for the purpose of investigating, developing, acquiring, operating or disposing of potential or existing facilities described in the preceding sentence. The Trust will not participate in nuclear power facilities that produce electricity or in their development. The Trust shall have the power to perform any and all acts and activities with respect to this general purpose that are customary or incidental thereto including by way of illustration the acquisition, development, construction, management, operation, administration and disposition of such independent power properties or any interest therein as the Trust shall designate and the production and the marketing of the

Exhibit A
Declaration of Trust

products or output there from. Pending the commitment of Trust funds to independent power properties, distribution of Trust funds to Shareholders (as defined in Article 2) or application of reserve funds to their purposes, the Trust shall have full authority and discretion to utilize Trust funds as provided in Section 10.5.

     (b) The Trust may engage in independent power operations with others when, in the judgment of the Trust, it is prudent and desirable under the circumstances. In any such operations, the Trust may acquire, own, hold, develop, construct, manage, operate and dispose of independent power projects, either as principal, agent, partner, syndicate member, associate, joint venturer or otherwise and may invest funds in any such business, and may do any and all things necessary or incidental to the conduct of any such activities. Without limiting the foregoing, the Trust may guarantee debt of Projects (as defined in Article 2) or participants therein relating to such Projects, supply security for such debt or for the issuance of letters of credit for a Project or enter into lease transactions or acquire goods and services for the benefit of a Project.

     (c) The Trust is authorized and empowered to elect to be a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to operate as such.

     1.3 Relationship among Shareholders; No Partnership. As among the Trust, the Trustees, the Shareholders and the officers and agents of the Trust, a trust and not a partnership is created by this Declaration irrespective of whether any different status may be held to exist as far as others are concerned or for tax purposes or in any other respect. The Shareholders hold only the relationship of trust beneficiaries to the Trustees with only such rights as are conferred on them by this Declaration.

     1.4 Organization Certificates. The parties hereto shall cause to be executed and filed (a) the Certificate, (b) such certificates as may be required by so-called "assumed name" laws in each jurisdiction in which the Trust has a place of business, (c) all such other certificates, notices, statements or other instruments required by law or appropriate for the formation and operation of a Delaware business trust in all jurisdictions where the Trust may elect to do business, and (d) any amendments of any of the foregoing required by law or appropriate.

     1.5 Principal Place of Business. The principal place of business of the Trust shall be The Ridgewood Commons, 947 Linwood Avenue, Ridgewood, New Jersey 07450 or such other place as the Trust may from time to time designate by notice to all Investors. The Trust's office in the State of Delaware and the principal place of business of Ridgewood Holding are 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899, or such other place as the Trust may designate from time to time by notice to all Investors. The Trust may maintain such other offices at such other places as the Trust may determine to be in the best interests of the Trust.

     1.6 Admission of Investors. (a) The Trust shall have the unrestricted right at all times prior to the Termination Date (as defined in Article 2) to admit to the Trust such Investors as it may deem advisable, provided the aggregate subscriptions received for Capital Contributions (as defined in Article 2) of the Investors and accepted by the Trust do not exceed $15,000,000 immediately following the admission of such Investors. The Trust in its sole discretion may increase the $15,000,000 amount to not more than $40,000,000 at any time prior to the Termination Date. After the Termination Date, the sale of Shares or different series of Shares is governed by Section 9.5.

     (b) Each Investor shall execute a Subscription Agreement (as defined in
Article 2) and make such Capital Contributions to the Trust as subscribed by the Investor. Subject to the acceptance thereof by the Trust, each Investor who executes a Subscription Agreement shall be admitted to the Trust as an Investor. All funds received from such subscriptions will be deposited in the Trust's name in an interest-bearing escrow account at a commercial bank until the Escrow Date (as defined in Article 2).

     (c) If, by the close of business on June 30, 1994, Investor Shares representing Capital Contributions in the aggregate amount of at least $1,500,000 have not been sold or if the Trust withdraws the offering of Investor Shares in accordance with the terms of this Declaration, the Trust shall be immediately dissolved at the expense of the Managing Shareholder and all subscription funds shall be forthwith returned to the respective subscribers together with any interest earned thereon. As soon after the Termination Date as practicable, the Trust shall advise each Investor of the Termination Date and the aggregate amount of Capital Contributions made by all Investors.

                                                                       Exhibit A
                                                            Declaration of Trust

     (d) The full cash price for Shares must be paid to the Trust at the time of subscription, unless, after subscriptions for at least an aggregate of 15 Investor Shares have been accepted by the Trust, a subsequent subscriber obtains the consent of the Trust (which may be refused in its sole discretion) to delay full payment until not later than the Termination Date in anticipation of obtaining financing from other sources.

     1.7 Term of the Trust. For all purposes, this Declaration shall be effective on and after the date hereof and the Trust shall continue in existence until the fortieth anniversary of that date, at which time the Trust shall terminate unless sooner terminated under any other provision of this Declaration.

     1.8 Powers of the Trust. Without limiting any powers granted to the Trust under this Declaration or applicable law, the Trust shall have the following additional powers, subject to applicable law:

     (a) To borrow money or to loan money and to pledge or mortgage any and all Trust Property and to execute conveyances, mortgages, security agreements, assignments and any other contract or agreement deemed proper and in furtherance of the Trust's purposes and affecting it or any Trust Property (including without limitation the Management Agreement (as defined in Article 2)); provided, however, that the Trust shall not loan money to the Managing Shareholder, the Trustees or any other Managing Person;

     (b) To pay all indebtedness, taxes and assessments due or to be due with regard to Trust Property and to give or receive notices, reports or other communications arising out of or in connection with the Trust's business or Trust Property;

     (c) To collect all monies due the Trust;

     (d) To establish, maintain and supervise the deposit of funds or Trust Property into, and the withdrawals of the same from, Trust bank accounts or securities accounts;

     (e) To employ accountants to prepare required tax returns and provide other professional services and to pay their fees as a Trust expense;

     (f) To make any election relating to adjustments in basis on behalf of the Trust or the Shareholders which is or may be permitted under the Code, particularly with respect to Sections 743 and 754 of the Code;

     (g) To employ legal counsel for Trust purposes and to pay their fees and expenses as a Trust expense;

     (h) To conduct the affairs of the Trust with the general objective of achieving capital appreciation and distributable income from the Trust Property; and

     (i) To do business as a "business development company" as defined by the 1940 Act.

     1.9. Preferred Participation Rights. If not later than June 30, 1994 an Investor's subscription for Shares is accepted by the Trust and the Investor has delivered full payment for those Shares to the Trust by that date, the Trust shall issue to that Investor whole or fractional Preferred Participation Rights at the rate of one Preferred Participation Right for each Share so subscribed for, multiplied by the number of whole months (a fractional month being considered to be a whole month) from the date the subscription is accepted by the Trust through December 31, 1994. The holders of Preferred Participation Rights shall be entitled to distributions as provided under Section 8.1 (d) but shall have no voting, liquidation or other rights in respect of the Preferred Participation Rights, except for the class voting provision of this Section 1.9 and the right to receive, if available, any unpaid balance in respect of the Preferred Participation Rights. Preferred Participation Rights are not transferable apart from and must be transferred with the Shares with which they are associated and may be repurchased at any time by the Trust, subject to applicable law, at a price per Preferred Participation Right equal to $1,000 minus any distributions made under Section 8.1(d) in respect of that Preferred Participation Right. The rights of holders of Preferred Participation Rights may not be modified except by an amendment to this Declaration that is also consented to by the affirmative vote of the holders of at least a majority of the outstanding Preferred Participation Rights, voting as a class. If by June 30, 1994, an Investor either has not delivered full payment for Shares to the Trust for any reason or the Investor's

Exhibit A
Declaration of Trust

subscription is not accepted by the Trust for any reason, the Investor will not be entitled to any Preferred Participation Rights.

                                    ARTICLE 2

                                   DEFINITIONS

     The following terms, whenever used herein, shall have the meanings assigned to them in this Article 2 unless the context indicates otherwise. References to sections and articles without further qualification denote sections and articles of this Declaration. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires, and the terms "person" and "he" and their derivations whenever used herein shall include natural persons and entities, including, without limitation, corporations, partnerships and trusts, unless the context indicates otherwise.

     "Act" - The federal Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

     "Adjusted Capital Account" - A Shareholders Capital Account at any time (determined before any allocations for the current fiscal period) (a) increased by (i) the amount of the Shareholder's share of partnership minimum gain (as defined in Regulation Section 1.704-2(d)) at such time, (ii) the amount of the Shareholders share of the minimum gain attributable to a partner nonrecourse debt (as defined in Regulation Section 1.704-2(b)(4)) and (iii) the amount of the deficit balance in the Shareholders Capital Account which the Shareholder is obligated to restore under Regulation Section 1.704-1(b)(2)(ii)(c), if any, and
(b) decreased by reasonably expected adjustments, allocations and distributions described in Regulation Sections 1.704-1 (b)(2)(ii)(d)(4), (5) and (6) (taking into account the adjustments required by Regulation Sections 1.704-2(g)(i i) and 1.704-2(i)(5)).

     "Affiliate" - An "affiliate" of, or person "affiliated" with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     "Average Annual Capital Contributions" - For any calendar year or shorter period, the Trust will compute on each day an amount equal to the total Capital Contributions of the Investors (excluding Capital Contributions made in respect of additional classes or series of Shares under Section 9.5(c)) minus all prior distributions made under Section 8.1(c) to Investors. The "Average Annual Capital Contributions" will equal the sum of the amounts computed under the preceding sentence on each day in the year or period, divided by the actual number of days in the year or period.

     "Board" - The Managing Shareholder and the Independent Trustees, acting together in accordance with the terms hereof.

     "Capital Account" - The amount representing a Shareholders capital interest in the Trust, as determined under Article 6 hereof.

     "Capital Contributions" - The aggregate capital contributions of the Investors accepted by the Trust in payment of the purchase price of one or more whole or fractional Investor Shares (inclusive of the amount of any fee or other compensation waived by the Trust, the Managing Shareholder or the Placement Agent) plus any amounts contributed by the Managing Shareholder pursuant to
Section 14.7.

     "Cash-Out Investors" - Those Investors who elect to have the Trust attempt to liquidate their Investor Shares pursuant to Section 9.6 during the two-year period beginning August 31, 2001.

     "Cash-Out Percentage" - The percentage that the Capital Contributions of the Cash-Out Investors comprise of all Capital Contributions (excluding in each case Capital Contributions made in respect of new series of Shares under Section 9.5(c)), determined as of August 31, 2001.

                                                                       Exhibit A
                                                            Declaration of Trust

     "Certificate" - The Certificate of Trust of the Trust, as amended from time to time.

     "Code" - The Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder.

     "Continuing Investors" - Those Investors who elect not to have the Trust attempt to liquidate their Investor Shares pursuant to Section 9.6.

     "Corporate Trustee" - Ridgewood Holding or its successors as Corporate Trustee. The Corporate Trustee acts as legal title holder of the Trust Property, subject to the terms of this Declaration.

     "Declaration" - This Declaration of Trust, as amended from time to time.

     "Delaware Act" - The Delaware Business Trust Act, as amended from time to time (currently codified as title 12, chapter 38 of the Delaware Code).

     "Escrow Date" - The latest to occur of the dates on which the Trust (i) accepts the subscription that causes Capital Contributions in the initial offering to Investors to be at least $1,500,000, (ii) deposits at least $1,500,000 in collected funds in escrow under Section 1.6(b) and (iii) qualifies as a "business development company" under the 1940 Act, provided however, the Escrow Date shall not be later than June 30, 1994.

     "Independent Trustee" -Ralph Hellmold, Jonathan Kaledin or any other individual who becomes a successor or additional Independent Trustee under the terms of this Declaration.

     "Investor" - A purchaser of Investor Shares (which will include the Managing Shareholder to the extent it acquires Investor Shares) whose subscription is accepted by the Trust.

     "Investor Cash-Out and Continuation Options" - The option of each Investor to elect whether or not to have the Trust attempt to liquidate his Investor Shares pursuant to Section 9.6.

     "Investor Share" - Beneficial interests in the Trust representing an initial Capital Contribution of $100,000.

     "Losses" - Defined at "Profits or Losses."

     "Majority" - Unless otherwise specified herein, when used with respect to any consent to be given or decision to be made or action to be taken by the Investors or group of Investors, a majority in interest of all the then current Investors or members of the group including appropriate Cash-Out Investors to the extent they remain Shareholders as provided in Section 9.6. Such Majority, or any lesser or greater interest prescribed herein, shall be calculated based upon the number of Shares owned by each Investor who has elected to be a Continuing Investor under Section 9.6, plus a fraction (not to exceed 1.0) of the number of Shares owned by each Cash-Out Investor equal to the ratio of the Investor's Capital Account to his Capital Account on August 31, 2001.

     "Management Agreement" - The management agreement dated as of January 3,1994 between the Trust and the Managing Shareholder, as described in the Memorandum and adopted by the Independent Trustees, or as modified or approved by the Independent Trustees or the Shareholders as required by the 1940 Act.

     "Management Share" - Interest in the Trust that represents the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder, but excluding the Managing Shareholder's interest, if any, attributable to Investor Shares acquired by it.

     "Managing Person" - Any of the following: (a) Trust officers, agents, or Affiliates, the Managing Share- holder, the Trustees, or Affiliates of the Managing Shareholder or a Trustee and (b) any directors, officers or agents of any organizations named in (a) above when acting for a Trustee, the Managing Shareholder or any of their Affiliates on behalf of the Trust.

Exhibit A
Declaration of Trust

     "Managing Shareholder" - Ridgewood Power and any substitute or different Managing Shareholder as may subsequently be created under the terms of this Declaration.

     "Memorandum" - The Confidential Memorandum dated January 3, 1994 of the Trust, as the same may be amended or supplemented from time to time, to which this Declaration is an Exhibit.

     "Net Cash Flow" - The total gross receipts of the Trust, less cash operating expenses, all other cash expenditures of the Trust and reasonable reserves as determined by the Trust to cover anticipated Trust expenses. For purposes of determining Net Cash Flow, gross receipts shall mean proceeds from any source whatsoever, I including, but not limited to, income from operations and the temporary investment of Trust funds under Section 10.5 and any proceeds from the sale, exchange, financing or refinancing of Trust Property, but excluding any Capital Contributions of the Shareholders.

     "1940 Act" - The federal Investment Company Act of 1940, as amended, and any rules and regulations Promulgated thereunder.

     "Payout" - The point at which total cumulative distributions to Investors from the Trust (exclusive of distributions in respect of Preferred Participation Rights and distributions described in Section 9.5(g)) equal their total Capital Contributions (exclusive of Capital Contributions made on the sale of a new series of Shares under Section 9.5(c)).

     "Placement Agent" - Ridgewood Securities Corporation, a Delaware corporation, with its principal place of business at The Ridgewood Commons, 947 Linwood Avenue, Ridgewood, New Jersey 07450.

     "Preferred Participation Right" - A right issued by the Trust under Section
1.9 to an Investor if not later than June 30, 1994 the Investor's subscription for Shares has been accepted by the Trust and full payment has been delivered to the Trust. A Preferred Participation Right entitles the holder to special distributions under Section 8.1 (d) in recognition of the extra benefits the Trust receives from early subscriptions for Shares.

     "Profits or Losses" - For a given fiscal period, an amount equal to the Trust's taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, expense, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the Trust that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition and any income and gain described in Regulation Section 1.704-1
(b)(2)(iv)(i)(1) shall be added to such taxable income or loss;

     (b) Any expenditures of the Trust described in Code Section 705(a)(2)(B) or treated as Code Section 705 (a)(2)(B) expenditures pursuant to Regulation
Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

     (c) In the event of a distribution in kind under Section 8.2, the amount of any unrealized gain or loss deemed to have been realized on the property distributed shall be added or subtracted from such taxable income or loss; and

     (d) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 4.5, 4.6, 4.7, 4.8 and 7.4 shall not be taken into account in computing Profits or Losses.

     "Project" - (a) An independent power generation facility (including a cogeneration facility) that (i) is not owned exclusively by an electric utility but that operates in connection with an electric utility or an electric utility system or (ii) operates outside an electric utility system and supplies electric power, other forms of energy or other power related products or services directly to industrial users, or (b) is a proposed independent power generation facility, as described in clause (a) above, or (c) is a facility implementing other power-related technologies or other power-related products or services, including in each case the preparatory, engineering, legal, siting, financial and permitting work undertaken in anticipation of construction.

                                                                       Exhibit A
                                                            Declaration of Trust


     "Project Entity" - The partnership or other legal entity that develops or will own a Project and holds title to its assets.

     "Purchase Right" - As used herein shall have the meaning set forth in
Section 9.5(d).

     "Regulation" - A final or temporary Treasury regulation promulgated under the Code.

     "Ridgewood Holding" - Ridgewood Power Holding Corporation, a Delaware corporation having its principal office at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899, which is the initial Corporate Trustee.

     "Ridgewood Power" - Ridgewood Power Corporation, a Delaware corporation that is the initial Managing Shareholder.

     "Share" - An Investor Share or a Management Share.

     "Shareholder"- An owner of a beneficial interest in the Trust.

     "Subscription Agreement" - The form of subscription agreement (contained in Exhibit F to the Memorandum, which is separately bound) which each prospective Investor must execute in order to subscribe for an interest in the Trust.

     "Termination Date" - August 31, 1994, or an earlier or later date determined by the Trust in its discretion as follows:

     (a) The Trust may designate any date prior to August 31, 1994 as the Termination Date if the Escrow Date has occurred prior to such date;

     (b) The Trust from time to time may designate any date after August 31, 1994 as the Termination Date if the Escrow Date has occurred prior to the extension of the Termination Date; and

     (c) If the Trust elects to withdraw the offering of Shares under this Declaration, the Termination Date is the date of that election.

     "Trust" - Ridgewood Electric Power Trust III, a Delaware business trust.

     "Trustee" - A person serving as a Corporate Trustee or an Individual Trustee under this Declaration.

     "Trust Property" - All property owned or acquired by the Corporate Trustee as part of the trust estate under this Declaration.


                                    ARTICLE 3

                                   LIABILITIES

     3.1 Liability and Obligations of Corporate Trustee. (a) To the fullest extent permitted by the Delaware Act, the Corporate Trustee in its capacity as a trustee of the Trust shall not be personally liable to any person other than the Trust and its Shareholders for any act or omission of the Trustees or the Trust, or any obligation of the Trust or the Trustees. The trust estate shall be directly liable for the payment or satisfaction of all obligations and liabilities of the Trust incurred by the Trustees and the officers and agents of the Trust within their authority.

Exhibit A
Declaration of Trust

     (b) The Corporate Trustee shall not exercise any management or administrative powers in respect of the Trust except on the direction of the Managing Shareholder or the Managing Shareholder and the Independent Trustees acting as the Board, as the case may be.

     (c) The Corporate Trustee, as trustee, may be made party to any action, suit or proceeding to enforce an obligation, liability or right of the Trust, but it shall not solely on account thereof be liable separate from the Trust and it shall be a party in that case only insofar as may be necessary to enable such obligation or liability to be enforced against the trust estate.

     3.2 Liability and Obligations of Independent Trustees. (a) As permitted by
Section 3808 of the Delaware Act, the Independent Trustees shall not hold title to or have any legal or possessory interest in any Trust Property. It shall not be necessary or effective for any Independent Trustee to be made a party to any action, suit or proceeding to enforce an obligation, liability or right of the Trust.

     (b) In performing their responsibilities under this Declaration, the Independent Trustees shall be under a fiduciary duty and obligation to act in the best interests of the Trust, including the safekeeping and use of all Trust funds and assets for which they are responsible under this Declaration. In interpreting the scope of this obligation, the Independent Trustees will have the responsibilities of and will be entitled to the defenses of directors of a Delaware corporation.

     3.3 Liability of Managing Shareholder to Third Parties. (a) The Managing Shareholder shall be liable for any wrongful act or omission of the Corporate Trustee, the Independent Trustees or the Trust, taken in the ordinary course of the Trust's business or with the authority of the Independent Trustees or the Managing Shareholder, that causes loss or injury to any person who is not a Shareholder or that incurs any penalty.

     (b) The Managing Shareholder shall be liable for losses resulting from (i) the misapplication by the Managing Shareholder of money or property received from a person who is not a Shareholder by the Managing Shareholder within the scope of the Managing Shareholder's apparent authority or (ii) the misapplication of money or property received by the Trust in the course of its business from a person who is not a Shareholder while the money or property is in the custody of the Trust.

     (c) Subject to the remaining provisions of this Article 3, the Managing Shareholder shall be liable for all other debts and obligations of the Trust, but it may enter into a separate obligation to perform a Trust contract.

     3.4 Liability of Investors In General. No Investor in his capacity as an Investor shall have any liability for the debts and obligations of the Trust in any amount beyond the unpaid amount, if any, of the Capital Contributions subscribed for by him. Each Investor shall have the same limitation on his liability for the Trust's debts and obligations as a stockholder of a Delaware corporation has for debts and obligations of the corporation.

     3.5 Liability of Investors to Trustees, Trust and Shareholders. No Investor in his capacity as an Investor shall be liable, responsible or accountable in damages or otherwise to any other Shareholder, the Trustees or the Trust for any claim, demand, liability, cost, damage and cause of action of any nature whatsoever that arises out of or that is incidental to the management of the Trust's affairs.

     3.6 Liability of Managing Persons to Trust and Shareholders. (a) No Managing Person shall have liability to the Trust or to any other Shareholder for any loss suffered by the Trust that arises out of any action or inaction of the Managing Person if the Managing Person, in good faith, determined that such course of conduct was in the Trust's best interest and such course of conduct was within the scope of this Declaration and did not constitute negligence or misconduct of the Managing Person.

     (b) No act of the Trust shall be affected or invalidated by the fact that a Managing Person may be a party to or has an interest in any contract or transaction of the Trust if the interest of the Managing Person has been disclosed or is known to the Shareholders or such contract or transaction is at prevailing rates or is on terms at least as favorable to the Trust as those available from persons who are not Managing Persons, provided that the requirements of the 1940 Act are met.

                                                                       Exhibit A
                                                            Declaration of Trust

     3.7 Indemnification of Managing Persons. (a) Each Managing Person shall be indemnified from the Trust Property against any losses, liabilities, judgments, expenses and amounts paid in settlement of any claims sustained by him in connection with the Trust or claims by the Trust, in right of the Trust or by or in right of any Shareholders, if the Managing Person would not be liable under the standards of Section 3.6 and, in the case of Managing Persons other than the Trustees and the Managing Shareholder, the indemnitees were acting within the scope of authority validly delegated to them by the Trustees or the Managing Shareholder. The termination of any action, suitor proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Managing Person charged did not act in good faith and in a manner that he reasonably believed was in the Trust's best interests. To the extent that any Managing Person is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter herein, the Trust shall indemnify that Managing Person against the expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     (b) Notwithstanding the foregoing, no Managing Person not any broker-dealer shall be indemnified, nor shall expenses be advanced on its behalf, for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee. In any claim for federal or state securities law violations, the party seeking indemnification shall place before the court the positions of the Securities and Exchange Commission, the Massachusetts Securities Division and other state securities administrators to the extent required by them with respect to the issue of indemnification for securities law violations.

     (c) The Trust shall not incur the cost of that portion of any insurance, other than public liability insurance, that insures any person against any liability for which indemnification hereunder is prohibited.

     3.8 General Provisions. The following provisions shall apply to all rights of indemnification and advances of expenses under this Declaration and all liabilities described in this Article 3:

     (a) Expenses, including attorneys' fees, incurred by a Managing Person in defending any action, suit or proceeding may be paid by the Trust in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by the recipient to repay such amount if it shall ultimately be determined that the Managing Person is not entitled to be indemnified by the Trust under this Declaration or otherwise and it at least one of the following conditions is satisfied:

         (i) The Managing Person provides appropriate security for the undertaking;

         (ii) The Managing Person is insured against losses or expenses of defense or settlement so that the advances may be recovered or

         (iii) Either a majority of the Independent Trustees who are not parties to the action, suit or proceeding or independent legal counsel in a written opinion determines, based upon a review of the then readily- available facts, that there is reason to believe that the Managing Person will be found to be entitled to indemnification under Section 3.7. In so doing, it shall not be necessary to employ hearing or trial-like procedures.

     (b) Rights to indemnification and advances of expenses under this Declaration are not exclusive of any other rights to indemnification or advances to which a Managing Person or Investor may be entitled, both as to action in a representative capacity or as to action in another capacity taken while representing another.

     (c) Each Managing Person shall be entitled to rely upon the opinion or advice of or any statement or computation by any counsel, engineer, accountant, investment banker or other person retained by such Managing Person or the Trust which he believes to be within such person's professional or expert competence. In so doing, he will be deemed to be acting in good faith and with the requisite degree of care unless he has actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

Exhibit A
Declaration of Trust

     3.9 Dealings with Trust. With regard to all rights of the Trust and all actions to be taken on its behalf, the Trust and not the Trustees, nor the Managing Shareholder, nor the Trust's officers and agents, nor the Investors shall be the principal and the Trust shall be entitled as such to the extent permitted by law to enforce the same, collect damages and take all other action. All agreements, obligations and actions of the Trust shall be executed or taken in the name of the Trust, by an appropriate nominee, or by the Corporate Trustee as trustee but not in its individual capacity. Money may be paid and property delivered to any duly authorized officer or agent of the Trust who may receipt therefor in the name of the Trust and no person dealing in good faith thereby shall be bound to see to the application of any moneys so paid or property so delivered. No entity whose securities are held by the Trust shall be affected by notice of such fact or be bound to see to the execution of the Trust or to ascertain whether any transfer of its securities by or to the Trust or the Corporate Trustee is authorized.

                                    ARTICLE 4

                          ALLOCATION OF PROFIT AND LOSS

     4.1. Profits. After giving effect to the provisions of Sections 4.5, 4.6, 4.7, 4.8 and 7.4, Profits for any fiscal period shall be allocated among the Shareholders as follows:

     (a) First, 100% to the Managing Shareholder in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to the Managing Shareholder pursuant to Section 4.2(c) for all prior fiscal periods, over (ii) the cumulative Profits allocated to the Managing Shareholder pursuant to this
Section 4.1(a) for all prior fiscal periods; and

     (b) The balance, if any, 80% to the Investors and 20% to the Managing Shareholder.

     4.2. Losses. After giving effect to the provisions of Sections 4.5, 4.6, 4.7, 4.8 and 7.4, Losses for any fiscal period shall be allocated among the Shareholders as follows:

          (a) First, 99% to the Investors and 1 % to the Managing Shareholder in an amount equal to the lesser of:

          (i) The excess, if any, of Losses over Profits for the current and all prior fiscal periods (solely for this purpose, Profits and Losses for all years shall be computed as it Sections 4.7 and 4.8 were not part of this Declaration) or

          (ii) The excess, if any, of (A) the aggregate items of income and gain allocated to the Shareholders under Section 4.8 for all prior fiscal periods over (B) the cumulative Losses allocated to the Shareholders pursuant to this Section 4.2(a) for all prior fiscal periods, provided that Losses shall not be allocated pursuant to this Section 4.2(a) to the extent that such allocation would cause any Investor to have a negative amount in the Investor's Adjusted Capital Account at the end of this fiscal period;

     (b) Second, 80% to the Investors and 20% to the Managing Shareholder, provided that Losses shall not be allocated pursuant to this Section 4.2(b) to the extent that such allocation would cause any Investor to have a negative amount in the Investor's Adjusted Capital Account at the end of this fiscal period; and

     (c) The balance, if any, 100% to the Managing Shareholder.

     4.3 General Allocation Provisions. (a) Except as otherwise provided in this Declaration, all items of Trust income, gain, expense, loss, deduction and credit for a particular fiscal period and any other allocations not otherwise provided for shall be divided among the Shareholders in the same proportions as they share Profits or Losses, as the case may be, for the fiscal period.

     (b) The Shareholders shall be bound by the provisions of this Declaration in reporting their shares of Trust income and loss for income tax purposes.

                                                                       Exhibit A
                                                            Declaration of Trust

     (c) The Trust may use any permissible method under Code Section 706(d) and the Regulation thereunder to determine Profits, Losses and other items on a daily, monthly or other basis for any fiscal period in which there is a change in a Shareholder's interest in the Trust.

     (d) The definition of "Capital Account" and certain other provisions of this Declaration are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied, in a manner consistent with such Regulations. These Regulations contain additional rules governing maintenance of Capital Accounts that may not have been provided for in this Declaration because, in part, these rules may relate to transactions that are not expected to occur and in some instances are prohibited by this Declaration. If the Trust after consultation with its regular accountants or tax counsel determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, or to avoid the effects of unanticipated events that might otherwise cause this Declaration not to comply with such Regulations, the Trust shall make such modification without the need of prior notice to or consent of any Shareholder; provided, that such modification is not likely to have a material effect on the amounts distributable to any Shareholder.

     4.4 Among Investors. Each Investor shall be allocated that percentage part of the aggregate amounts allocated to all Investors or to a subgroup of Investors, as the case may be, as the number of Shares owned by the Investor bears to the aggregate number of Shares owned by all Investors or Investors in the subgroup.

     4.5 Minimum Allocation. Notwithstanding anything to the contrary in this Declaration, in no event shall the Managing Shareholder's allocable share of each material item of Trust income, gain, expense, loss, deduction or credit be less than 1 % of such item.

     4.6 Tax Allocation. Notwithstanding anything to the contrary in this Declaration, to the extent that the Managing Shareholder is treated for federal income tax purposes as having received an interest in the Trust as compensation for services which constitutes income to the Managing Shareholder under Code
Section 61, any amount allowed as a deduction for federal income tax purposes to the Trust (whether as an ordinary and necessary business expense or as a depreciation or amortization deduction) as a result of such characterization shall be allocated solely for federal income tax purposes to the Managing Shareholder.

     4.7 Allocation of Net Revenue from Dispositions. Prior to Payout, all net revenues derived by the Trust from any sale, transfer, injury, destruction or other disposition of Trust Property or an interest therein, other than in the ordinary course of operation of Trust Property (including, without limitation, proceeds from insurance, refinancing or condemnation) shall be allocated 99% to the Investors and 1% to the Managing Shareholder. After Payout, all such revenue shall be allocated 80% to the Investors and 20% to the Managing Shareholder. Net revenues shall equal the total proceeds of the disposition less only the costs of sale. Gain or loss allocable to each Shareholder will be the difference between the Shareholder's basis in the property disposed of and the net revenues from the disposition allocated to such Shareholder in accordance with this
Section 4.7.

     4.8. Priority Allocations. Prior to making allocations for a fiscal period under Sections 4.1 and 4.2, all or a portion of the Trust's items of income or gain shall be specially allocated among the Shareholders in proportion to the cumulative distributions that each has received under Sections 8.1(d) and (e) from the commencement of the Trust through a date 30 days after the end of the fiscal period in an amount equal to the excess, if any, of:

     (a) The lesser of (i) the sum of the aggregate Losses allocated to the Shareholders under Section 4.2(a) for all prior fiscal years, if any, and the aggregate distributions pursuant to Sections 8.1(d) and (e) from the commencement of the Trust through a date 30 days after the end of the fiscal period or (ii) the excess, if any, of Profits over Losses for the current and all prior fiscal periods (solely for this purpose, Profits and Losses shall be computed as if Section 4.7 and this Section 4.8 were not part of this Declaration), over

     (b) The aggregate items of income and gain allocated to the Shareholders under this Section 4.8 for all prior fiscal periods.

Exhibit A
Declaration of Trust

                                    ARTICLE 5

                      CAPITAL CONTRIBUTIONS OF SHAREHOLDERS

     5.1 Capital Contributions. The Capital Contributions of the Investors shall aggregate not less than $1,500,000 nor more than $15,000,000 except as provided in Section 1.6(a) and shall be made by the Investors in exchange for Investor Shares represented by $100,000 each (or for a fraction of an Investor Share represented by a proportionate price), payable as set forth in Section 5.2.

     5.2 Payment of Capital Contributions. The aggregate Capital Contributions of the Investors, made with respect to the initial offering of Investor Shares, shall be payable in cash on or before the Termination Date, as provided in
Section 1.6(d).

     5.3 Additional Capital Contributions. There shall be no additional Capital Contributions by the Investors except as provided in Section 9.5.

     5.4 Managing Shareholder's Capital Contributions. The Managing Shareholder in its capacity as Managing Shareholder shall make Capital Contributions in accordance with Section 14.7.

                                    ARTICLE 6

                                CAPITAL ACCOUNTS

     6.1 Capital Accounts. A Capital Account shall be established and maintained for each Shareholder and shall be adjusted as follows:

     (a)  The Capital Account of each Shareholder shall be increased by:

          (1) The amount of such Shareholder's Capital Contributions to the Trust;

          (2) The amount of Profits allocated to such Shareholder pursuant to Articles 4 and 7 and Sections 9.5 and 9.6;

          (3) The fair market value of property contributed by the Shareholder to the Trust (net of liabilities secured by the contributed property that the Trust under Code Section 752 is considered to have assumed or taken subject to); and

          (4) Any items in the nature of income or gain that are specially allocated to such Shareholder pursuant to Sections 4.5, 4.6, 4.7,
               4.8 and 7.4.

     (b) The Capital Account of each Shareholder shall be decreased by:

          (1) The amount of Losses allocated to such Shareholder pursuant to Articles 4 and 7 and Sections 9.5 and 9.6;

          (2) All amounts of money and the fair market value of property paid or distributed to such Shareholder pursuant to the terms hereof (other than payments made with respect to loans made by such Shareholder to the Trust), net of liabilities secured by that property that the Shareholder under Code Section 752 is considered to have assumed or taken subject to; and

          (3) Any items in the nature of expenses or losses that are specially allocated to such Shareholder pursuant to Sections 4.5, 4.6, 4.7 and 7.4.

                                                                       Exhibit A
                                                            Declaration of Trust

     6.2 Calculation of Capital Account. Whenever it is necessary to determine the Capital Account of any Shareholder, the Capital Account of such Shareholder shall be determined in accordance with the rules of Regulation Sections 1.704-1
(b) (2) (iv) and 1.704-2 (as amended from time to time). If necessary to comply with the Code, an Adjusted Capital Account may be employed.

     6.3 Effect of Loans. Loans by any Shareholder to the Trust shall not be considered contributions to the capital of the Trust.

     6.4 Withdrawal of Capital. No Shareholder shall be entitled to withdraw any part of his Capital Account or to receive any distribution from the Trust, except as specifically provided herein.

     6.5 Capital Accounts of New Shareholders. Any person who shall acquire Shares in accordance with the terms and conditions of Article 13 of this Declaration shall have the Capital Account of his transfer or after adjustments reflecting the transfer, if any, except as specifically provided herein.

     6.6 Limitation. Neither the Trustees, the Managing Shareholder nor any other Managing Person shall be required or shall have any personal liability to fund any or all of any negative Capital Account of any Investor, including without limitation Capital Contributions.

                                   ARTICLE 7

                  INTEREST OF SHAREHOLDERS IN INCOME AND LOSSES

     7.1 Determination of Income and Loss. At the end of each Trust fiscal year, and at such other times as the Trust shall deem necessary or appropriate, each item of Trust income, gain, expense, loss, deduction and credit shall be determined for the period then ending and shall be allocated to the Capital Account of each Shareholder in accordance with the provisions hereof. With respect to the admission of Shareholders, the Trust will use the "interim closing date" method of accounting as permitted by the Regulations.

     7.2 Determination of Income and Loss In the Event of Transfer. In the event that a Shareholder transfers his interest in the Trust in accordance with the terms of this Declaration, the determination and allocation described in Section
7.1 shall be made as of the date of such transfer and thereafter all such allocations shall be made to the account of the transferee of such interest; provided. however, that the Trust may agree that such determination and allocation shall be pro rata to the Shareholders based upon the actual number of days in such fiscal year that each such Shareholder held an interest in the Trust. In the event of a pro rata determination and allocation, the foregoing provisions of this Section relating to a pro rata determination and allocation will not be applicable to the distributive shares, with respect to the Shares transferred, of items of Trust income, gain, expense, loss, deduction and credit arising out of (a) the sale or other disposition of all or substantially all Trust Property, or (b) other extraordinary nonrecurring items, all of which will be allocated to the holder of such Trust interest on the date such items of Trust income, gain, expense, loss, deduction and credit are earned or incurred.

     7.3 Allocation of Net Income and Net Losses. All items of income, gain, expense, loss, deduction and credit of the Trust from operations and in the ordinary course of operation of Trust Property shall be allocated among the Shareholders in accordance with Article 4.

     7.4 Qualified Income Offset and Other Allocation Provisions. (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Regulation Section 1.704-2(d)) during a fiscal period, then there shall be allocated to each Shareholder items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Shareholder's share of the net decrease in partnership minimum gain during such fiscal period that is allocable to the disposition of Trust Property subject to one or more nonrecourse liabilities of the Trust. However, such allocation shall be reduced to the extent (i) the Shareholder contributes capital to the Trust that is used to repay the nonrecourse liability and (ii) the Shareholder's share of the net decrease in partnership minimum gain is caused by the repayment. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f), and shall be interpreted and applied in all respects in accordance with such Regulation. If there is a net decrease in the minimum gain attributable to a "partner nonrecourse debt" (as defined in Regulation Section 1.704-2(b) (4)) for a

Exhibit A
Declaration of Trust


fiscal period, then, in addition to the amounts, if any, allocated pursuant to the first sentence of this Subsection 7.4 non (a), there shall be allocated to each Shareholder with a share of such minimum gain attributable to a "partner nonrecourse debt" items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Shareholders share of the net decrease in the minimum gain attributable to a partner nonrecourse debt during such fiscal period that is allocable to the disposition of Trust Property subject to one or more nonrecourse liabilities of the Trust. However, such amount shall be reduced to the extent (i) the Shareholder contributes capital to the Trust that is used to repay the nonrecourse liability and (ii) the Shareholder's share of the net decrease in the minimum gain attributable to a partner nonrecourse debt is caused by the repayment.

     (b) If during any fiscal period of the Trust a Shareholder unexpectedly receives an adjustment, allocation or distribution described in Regulation
Section 1.704-1 (b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Shareholder's Adjusted Capital Account, there shall be allocated to the Shareholder items of income and gain (consisting of a pro rata portion of each item of Trust income, including gross income, and gain for such period) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section 1.704-1 (b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with such Regulation..

     (c) Notwithstanding anything to the contrary in Article 4 or this Article 7, any item of deduction, loss or Code Section 705(a)(2)(B) expenditure that is attributable to "partner nonrecourse debt" shall be allocated in accordance with the manner in which the Shareholders bear the economic risk of loss for such debt (determined in accordance with Regulation Section 1.704-2(i)).


     (d) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to paragraph (a), (b) or (c) of this Section 7.4 ("Required Allocations") and such allocation is inconsistent with how the same amount Otherwise would have been allocated under Sections 4.1 and 4.2, subsequent allocations under Sections 4.1 and 4.2 shall be made, to the extent possible, in a manner consistent with paragraphs (a), (b) and (c) of this
Section 7.4 which negates as rapidly as possible the effect of all previous Required Allocations.

     (e) Solely for federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property carried on the Trust's books at a value other than its tax basis shall be allocated (i) in the case of property contributed in kind, in accordance with the requirements of Code Section 704(c) and such Regulations as may be promulgated thereunder from time to time, and (ii) in the case of other property, in accordance with the principles of Code Section 704(c) and the Regulations thereunder, in each case, as incorporated among the requirements of the relevant provisions of the Regulations under Code Section 704(b).

     (f) All or a portion of the remaining items of Trust income or gain for the fiscal period, if any, shall be specially allocated to the Investors in proportion to the cumulative distributions each has received pursuant to section 8.1(e) from the commencement of the Trust, until the aggregate amounts allocated to each Investor pursuant to this Section 7.4 (f) for such period and all prior periods equal the cumulative amount of such distributions to such Investor.

                                    ARTICLE 8

                 INTEREST OF SHAREHOLDERS IN CASH DISTRIBUTIONS

     8.1 Distribution of Net Cash Flow. Subject to the terms of this Declaration, the Trust shall make distributions of Net Cash Flow out of the Trust's funds, to the extent and at such times as it deems advisable, in the following manner:

     (a) Indebtedness to Shareholders. First, Net Cash Flow shall be applied pro rata (in accordance with the percentage of total loans that are owing to each Shareholder) to the payment to the Shareholders of interest and principal, in that order, on loans, if any, made by the Shareholders to the Trust.

     (b) Special Provisions. Distributions of Net Cash Flow in respect of an additional series of Shares under Section 9.5 are governed by Section 9.5(g), distributions of Net Cash Flow under the Investor Cash-Out and

                                                                       Exhibit A
                                                            Declaration of Trust

Continuation Options are governed by Section 9.6 and distributions made in connection with the dissolution and termination of the Trust under Section 14.1 are governed by Section 8.1(g). Net Cash Flow distributed under those provisions shall be excluded from consideration under Sections 8.1(c) - (f).

     (c) Proceeds from Dispositions of Property. All Net Cash Flow remaining after the application of Sections 8.1 (a) and (b) from the sale, transfer, injury, destruction or other disposition of Trust Property or an interest therein, other than in the ordinary course of operation of Trust Property (and including, without limitation, proceeds from insurance, refinancing or condemnation, but excluding sales or resales of interim investments under
Section 10.5) which the Trust determines to distribute, shall be distributed as follows:

     (1) Prior to Payout, 99% to the Investors and 1% to the Managing Shareholder; and

     (2) After Payout, 80% to the Investors and 20% to the Managing Shareholder.

     (d) Satisfaction of Preferred Participation Rights. All Net Cash Flow remaining after the application of Sections 8.1(a) - (c) that the Trust determines to distribute during a calendar year or shorter period shall first be applied to the redemption of any outstanding Preferred Participation Rights in the following order:

     (1) Ninety-nine percent of Net Cash Flow subject to this Section 8.1(d) and distributed during 1995 shall be distributed pro rata among the holders of Preferred Participation Rights and the remaining 1% shall be distributed to the Managing Shareholder until total cumulative distributions to those holders under this Section 8.1(d) equal $500 per outstanding Preferred Participation Right, and the remaining Net Cash Flow distributed during 1995, if any, shall be distributed under Sections 8.1(e) - (f) and (h);

     (2) Ninety-nine percent of Net Cash Flow subject to this Section 8.1(d) and distributed during 1996 shall be distributed pro rata among the holders of Preferred Participation Rights and the remaining 1% shall be distributed to the Managing Shareholder until total cumulative distributions to those holders under this Section 8.1(d) equal $1,000 per outstanding Preferred Participation Right, and the remaining Net Cash Flow distributed during 1996, if any, shall be distributed under Sections 8.1(e) - (f) and (h); and

     (3) If after 1996 cumulative distributions under this Section 8.1(d) to holders of Preferred Participation Rights are less than $1,000 per outstanding Preferred Participation Right, 99% of all Net Cash Flow subject to this Section 8.1(d) that is distributed thereafter shall be distributed pro rata to the holders of outstanding Preferred Participation Rights and the remaining 1% shall be distributed to the Managing Shareholder until total cumulative distributions to the holders under this Section 8.1(d) equal $1,000 per Preferred Participation Right, and all remaining Net Cash Flow shall be distributed under the remaining provisions of this Article 8.

     (e) Investor Priority for Distribution -- Payout. Until Payout is achieved, all Net Cash Flow that remains after the application of Sections 8.1(a) - (d) and that the Trust determines to distribute shall be distributed as follows:

     (1) Until total distributions of Net Cash Flow subject to this Section 8.1(e) during a calendar year to Investors equal the greater of (A) 14% of the Investors' Average Annual Capital Contributions or (B) 80% of Net Cash Flow distributed in that year after deducting amounts governed by Sections 8.1(a) - (d), 99% of all distributions made under this Section 8.1(e) in that year (or shorter period ending on Payout) shall be made to the Investors and the remaining 1% shall be made to the Managing Shareholder; and

     (2) Thereafter, 100% of distributions made during the remainder of the calendar year (or shorter period ending on Payout) shall be made to the Managing Shareholder.

Exhibit A
Declaration of Trust

     (f) Distributions - - Post-Payout. After Payout is achieved, 80% of all distributions made in any calendar year or portion thereof after the application of Sections 8.1(a) - (e) shall be made to the Investors and the remaining 20% shall be made to the Managing Shareholder.

     (g) Proceeds Available Upon Dissolution. Upon dissolution and termination of the Trust under Section 14.1, the proceeds of the sale or other disposition of the Trust Property shall be paid or distributed in the following order of priority:

          (1) First, there shall be paid to the Trust's creditors, other than Shareholders, funds, to the extent available, sufficient to extinguish current Trust liabilities and obligations, including costs and expenses of liquidation (or provision for payment shall be made, which provision may include a distribution of assets subject to the obligations in question); 12rovided, however. that all loans made to fund expenditures under Section 9.5(e) shall be paid only from assets allocable to the Share- holders who benefitted from such expenditures and only in proportion to such benefit;

          (2) Second, any loans owed by the Trust to the Shareholders shall be paid in proportion thereto; provided, however. that all loans made to fund expenditures under Section 9.5 (e) shall be paid only from assets allocable to the Shareholders who benefitted from such expenditures and only in proportion to such benefit;

          (3) Third, to the Shareholders in proportion to, and to the extent of the excess, if any, of (i) the cumulative distributions to which a Shareholder is entitled under Sections 8.1 (d) and (e) from the inception of the Trust until the date on which the liquidating distribution is made over (ii) the sum of all prior distributions made to the Share- holders under Sections 8.1(d),(e) and (g)(3); provided, however, that no distribution shall be made under this
               Section 8.1(g)(3) that creates or increases a negative amount in the Investor's Adjusted Capital Account at the end of this fiscal period. This proviso shall be determined as follows: distributions shall be first determined tentatively pursuant to this Section 8.1(g)(3) without regard to the Shareholders' Capital Accounts and then the allocation provisions of Article 4 shall be applied tentatively as if such tentative distributions had been made. If any Investor shall thereby have a negative amount in the Investor's Adjusted Capital Account, the actual distribution to the Investor under this Section 8.1 (g)(3) shall be equal to the tentative distribution to the Investor less the negative amount in the Adjusted Capital Account after application of the tentative allocation; and

          (4) Fourth, the balance, if any, to the Shareholders, in accordance with their Capital Accounts, after giving effect to all adjustments to Capital Accounts for all fiscal periods through and including the fiscal period in which dissolution occurs.

     (h) Limitation. Notwithstanding any other provision of this Declaration, no distribution may be made selectively to one Shareholder or group of Shareholders but must be made ratably to all Shareholders entitled to that type of distribution at that time, subject to the provisions of Section 12.11(b).

     8.2 Distribution In Kind. If the Trust elects to make distribution in kind of any of the assets of the Trust, it shall give notice of its election to each Shareholder, specifying the nature and value of all such assets to be distributed in kind, the deadline for giving notice of refusal to accept a distribution in kind and to the extent advisable, the estimated time necessary for the Trust to liquidate assets if those assets are not distributed and other information as required. In making such election, the Trust shall not arbitrarily value assets to be distributed in kind nor shall it specify assets to be distributed in kind in such a manner as to unreasonably advantage or disadvantage any Shareholder. A Shareholder may refuse to accept a distribution in kind by giving written notice to the Trust not later than 30 days after the effective date of the Trust's notice of distribution. If a Shareholder refuses distribution in kind, the Trust shall retain in the Trust's name the portion of the assets which were to be distributed in kind and which were to be allocated to the refusing Shareholder (the "Retained Assets") and shall liquidate the Retained Assets in accordance with this Declaration. Upon liquidation of the Retained Assets, the sum realized shall be distributed to

                                                                       Exhibit A
                                                            Declaration of Trust

the Shareholder refusing distribution in kind in full discharge of the Trust's obligation to distribute the Retained Assets. In determining the Capital Accounts of the Shareholders, a distribution of assets in kind shall be considered a sale of the property distributed so that any unrealized gain or loss with respect to such property shall be deemed to have been realized and allocated among the Shareholders in accordance with Article 4.

     8.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Trust or the Shareholders shall be treated as amounts distributed to the Shareholders pursuant to this Article 8 for all purposes under this Declaration. The Trust may allocate any such amounts among the Shareholders in any manner that is in accordance with applicable law.

     8.4 Limitation. Distributions to Shareholders shall not be made to the extent they are prohibited by restrictions contained in the 1940 Act, the Delaware Act or other provisions of this Declaration.

                                    ARTICLE 9

                               OPERATION OF TRUST

     9.1 Investment Fee. The Trust shall pay the Managing Shareholder out of Trust Property an investment fee in an amount equal to 2% of each Capital Contribution from the initial offering or any future offering of Investor Shares. The investment fee payable in respect of Investors whose subscriptions for Shares are accepted by the Managing Shareholder in 1994 is for its services in investigating and evaluating investment opportunities and effecting transactions for investing the capital contributed through 1994, and the fee payable by Investors whose subscriptions for Shares are accepted by the Managing Shareholder in a later year is for those services for capital contributed in that year. The fee shall be payable on the Escrow Date as to Shares purchased through that date and on each date thereafter on which the Trust receives and collects full payment for additional accepted subscriptions for Shares. In addition, an investment fee shall be paid to the Managing Shareholder in an amount equal to 2% of additional Capital Contributions received under Section 9.5, for similar services rendered by the Managing Shareholder during the year in which such funds are received by the Trust. The fee in respect of services performed by the Managing Shareholder during any year in which such additional funds are received by the Trust under Section 9.5 shall be payable upon the later of each date on which payment is accepted by the Trust or the fulfillment of any applicable escrow conditions.

     9.2 Selling Commissions and Placement Agent Fee. The Trust shall pay out of Trust Property to Ridgewood Securities Corporation or to any broker-dealer who effects the-sale of one or more whole or fractional Shares, cash selling commissions in an aggregate amount equal to 8% of each Capital Contribution. For serving as Placement Agent, Ridgewood Securities Corporation shall also be entitled to receive out of Trust Property a fee in an amount equal to 1% of each Capital Contribution. Such commissions and fees payable in respect of sales of Shares under the initial offering of Shares shall be due and payable promptly after the latest to occur of (i) acceptance by the Trust of an Investor's subscription, (ii) the Escrow Date or (iii) the receipt by the Trust of the gross purchase price for the Shares. Such commissions and fees in respect of additional Capital Contributions shall be due and payable upon the later of such date on which funds are accepted by the Trust or the fulfillment of any applicable escrow conditions.

     9.3 Other Expenses. (a) The Trust shall pay the Managing Shareholder out of Trust Property an organizational, distribution and offering fee in an amount equal to 5% of each Capital Contribution to cover all expenses incurred in the offer and sale of Shares, including legal, accounting, and consulting fees, printing, filing, postage and other expenses of organizing the Trust, distribution and selling costs and closing costs for the offering. The fee shall be payable on the Escrow Date as to Shares purchased through that date and on each date thereafter on which the Trust receives and collects full payment for additional accepted subscriptions for Shares. If these expenses exceed 5% of the aggregate Capital Contributions, the Managing Shareholder shall pay such excess.

     (b) The Trust shall reimburse the Managing Shareholder for all other actual and necessary direct expenses paid or incurred in connection with the operation of the Trust, including but not limited to accounting, legal and consulting fees, to the extent that those expenses were incurred by the Managing Shareholder in carrying out responsibilities assigned to it by this Declaration, were consistent with this Declaration and do not constitute Organizational, Distribution and Offering Fees. The Trust shall reimburse the Corporate Trustee for all actual and

Exhibit A
Declaration of Trust


necessary expenses paid or incurred in connection with the operation of the Trust, including the Trust's allocable share of the Corporate Trustee's overhead.

     (c) As compensation for the Managing Shareholder's performance under the Management Agreement, the Trust shall pay the Managing Shareholder a management fee, pay expenses of the Trust and reimburse the Managing Shareholder for Trust expenses paid by the Managing Shareholder, all in accordance with the terms of the agreement.

     (d) In respect of the acquisition or disposition of all or a portion of the investments that the Trust may make in Projects or Project Entities on its own behalf (rather than through its participation in any entity organized to develop multiple Projects), the Trust may be required to or may find it most advantageous to engage a broker or similar adviser and to pay a brokerage fee to the broker or other persons responsible for bringing the acquisition or disposition o opportunity to the Trust's attention or for investigating, evaluating or negotiating the acquisition or those service f the Trust's interest therein. Where permitted, if the Managing Shareholder or an Affiliate performs in respect of an investment acquisition or disposition opportunity for the Trust relating to a particular Project or Project Entity (but not including an investment made through a multiple Project development entity or in Projects developed by that entity), the Managing Shareholder or Affiliate so providing those services shall be entitled to receive a brokerage fee from the Trust not exceeding 2% of the gross proceeds of or amount paid in the transaction.

     9.4 Payment and Recoupment of Fees. As soon as funds have been released to the Trust from the escrow account referred to in Section 1.6, they may be used to pay the fees referred to in Sections 9.1, 9.2 and 9.3 then due. If the Managing Shareholder withdraws the offering of Shares, any person that has received payments from the proceeds of the offering shall return such payments to the Trust upon demand by the Managing

     9.5 Additional Offers of Shares. (a) Beginning six months and one day after the Termination Date, the Trust may sell additional Shares if the Managing Shareholder determines that the best interests of the Trust so require. All actions under this Section 9.5 are subject to any applicable requirements of the 1940 Act, and the Managing Shareholder may amend this Section 9.5 without notice to or ratification by the Investors as necessary to comply with the 1940 Act.

     (b) Additional Shares shall have equal voting rights with other Shares.

     (c) The Managing Shareholder may cause the Trust to issue additional Shares of the same class as the Investor Shares initially offered to Investors in any number to such persons and on such terms as the Managing Shareholder may determine. Further, if the Managing Shareholder determines that the Trust requires additional funds to develop or invest in an existing or new Project or Project Entity, the Trust may create additional series of Shares in such numbers without limitation or prior authorization under this Declaration, to be offered to such persons and having such terms and conditions as the Managing Shareholder may determine. Each additional series shall be limited to investments in Projects or Project Entities that are not coextensive with the entire Trust Property. When adopted by the Trust (with the approval of the Board if necessary under the 1940 Act), the terms and conditions of the Shares of an additional series shall be deemed an amendment of this Declaration and shall be effective without any notice, action by or approval of the Investors.

     (d) If the Trust creates an additional series of Shares, it may, but shall not be required to, offer the opportunity to purchase Shares of that series to all Investors (a "Purchase Right") in proportion to their Capital Contributions, except that no Investor who declined to subscribe to a previous series of Shares whose net proceeds were invested in a Project or Project Entity in which any net proceeds of the proposed series are to be invested shall be entitled to a Purchase Right for the proposed series. A Purchase Right may be exercisable prior to or concurrent with the offering of the series to other persons. If the Trust offers a Purchase Right, the Trust shall give each Investor entitled thereto a notice specifying the total Shares of the additional series that it is offering, the price thereof, the Projects or Project Entities in which the net proceeds are expected to be invested, pertinent information regarding the proposed uses of the proceeds of the Shares offered and a description of the consequences of electing not to purchase the Shares offered, together with any other required information. The Trust will require the Investors to notify the Trust of their decision to exercise the Purchase Right and to deliver the subscription documents and

                                                                       Exhibit A
                                                            Declaration of Trust

the price for the Shares offered within a reasonable period set by the Trust and specified in the notice, which shall not be less than 10 days after the effective date of the notice.

     (e) If a Purchase Right is offered and the Investors do not purchase all the offered Shares within the period specified in the Trust's notice, the Trust may do all or any of the following: (i) allow the Managing Shareholder to purchase the remaining offered Shares, (ii) notify all the Investors of the shortfall and accept additional subscriptions for the Shares offered without regard to prior contributions, (iii) obtain the funds as a loan from any or all of the Investors or from the Managing Shareholder in accordance with Section 12.4(d), (iv) not participate or fund the proposed activity in whole or in part or (v) sell the remaining Shares to, or obtain a loan from, such other persons and on such terms and conditions as the Trust in its discretion may determine. Persons who were not previously Investors and who purchase Shares offered under this Section 9.5(e) shall be considered Investors in all respects except that they shall have no rights or interest in items relating to Trust Property not purchased with proceeds of their Shares.

     (f) All Losses and associated items that are paid from or that are attributable to the expenditure of the proceeds of the sale of an additional series of Shares shall be allocated only to the purchasers of those Shares.

     (g) All Profits, Losses and other items (except for Losses and items allocated under Section 9.5(f)) attributable to Trust Property acquired in whole or in part with proceeds of Shares of an additional series shall be allocated under Articles 4 and 7 (unless inconsistent with this Section 9.5) as if that Trust Property were the only property of the Trust, as if the Allocable Capital Contributions (as defined in Section 9.5(h)) were the only Capital Contributions and as if distributions made from revenues derived from that Trust Property were the only distributions made by the Trust. The Trust shall segregate Net Cash Flow attributable to that Trust Property and shall make distributions from that Net Cash Flow as specified in the terms of those Shares. The Trust shall consult with its independent certified public accountants prior to making any changes in an allocation under this Section 9.5.

     (h) Each Investor's "Allocable. Capital Contributions" for a Project or a Project Entity are the amount of the Investor's Capital Contributions actually invested therein. The Trust shall not be required to specifically track each Investor's funds for purposes of determining Allocable Capital Contributions; instead, each Investor shall be credited with a portion of each expenditure equal to the proportion of the Capital Contributions that funded that expenditure that was supplied by that Investor. In determining Allocable Capital Contributions, the Trust has full discretion to use any reasonable method (including subjective allocations) so long as no Investor or identifiable group of Investors is intentionally or recklessly disadvantaged and the Trust acts in good faith. The Trust shall consult with its independent certified public accountants prior to making any allocation under this Section 9.5(h). As the proceeds of additional series of Shares are expended, allocations under this
Section 9.5(h) shall be adjusted as of the end of each calendar quarter.

     9.6. Investor Cash-Out and Continuation Options. (a) At a reasonable time prior to August 31, 2001 (which may be before specific proposals or alternatives have been developed for the Trust Property), the Trust will canvass each Investor as to whether he wishes either (i) to have the Investor's Shares liquidated through sales-or dispositions of Trust Property or (ii) to continue participating in the Trust on an ongoing basis. In connection with this decision, the Trust shall provide the Investors with information relevant to the election to the extent then reasonably available to the Trust. The Trust's communications with Investors under this Section 9.6 shall be made by any reasonable method that does not unduly disadvantage any Investor relative to others and need not be made under the provisions of Section 15.2. An Investor's election to liquidate his Shares must be made as to all Shares owned and is irrevocable.

     (b) The "Cash-Out Percentage" shall be determined as of August 31, 2001 and shall equal the percentage that the Capital Contributions of the Investors who have elected to liquidate their interests ("Cash-Out Investors") comprises of all Capital Contributions (excluding in each case Capital Contributions made in respect of new series of Shares under Sections 9.5(c) and (d)).

     (c) Not later than August 31, 2001 and for a two-year period thereafter, the Trust will make good faith efforts to sell or otherwise dispose of a portion of each material Trust Property equal to the Cash-Out Percentage of each such property. The Trust shall have full and sole discretion to effect the sales or dispositions and shall not be obligated to offer or sell an interest in any Trust Property in excess of the Cash-Out Percentage of that Trust Property.

Exhibit A
Declaration of Trust

     (d) Until any Trust Property is disposed of under this Section 9.6, Profits, Losses, tax items and other items relating to that Trust Property shall be allocated among all Investors in accordance with the other provisions of this Declaration. Profits, Losses, tax items and other items relating to sales or dispositions of Trust Property under this Section 9.6 shall be allocated in accordance with Section 4.7, except that the Investors entitled to allocations thereunder shall be limited to the Cash-Out Investors. Distributions of the proceeds of sales or dispositions of Trust Property under this Section 9.6 shall be made in accordance with Sections 8.1(a)-(f) and (h), except that the Investors entitled to distributions of those proceeds shall be limited to the Cash-Out Investors.

     (e) If the Trust determines in its sole discretion that it is impracticable or not in the best interests of the Investors to sell or dispose of an interest in a Trust Property equal to the Cash-Out Percentage of that property, the Trust may sell an interest in that property that is less than the Cash-Out Percentage. In that case, distributions of the proceeds of the sale or disposition of such Trust Property shall be made in accordance with the second and third sentences of Section 9.6(d) and future Profits, Losses, tax items and other items from that property shall be determined separately and each Investor's allocable share thereof shall be determined as follows:

          (i) The Cash-Out Investors shall collectively be entitled to a share of the future allocations to Investors from that property equal to (A) the Cash-Out Percentage minus the percentage interest in the property that was sold or disposed of under this Section 9.6, divided by (B) 100% minus the percentage interest in the property that was sold or disposed of under this Section 9.6;


          (ii) The remaining Investors (the "Continuing Investors") shall collectively be entitled to the remainder of allocations from that property to Investors; and

          (iii) Section 4.4 shall govern the allocation of amounts to Investors in each subgroup.

     (f) If the Trust determines in its sole discretion that it is in the best interests of the Investors to sell or dispose of more than the Cash-Out Percentage of any Trust Property, it may do so. In that event, the interest sold, up to the Cash-Out Percentage, will be allocated and distributed under this Section 9.6 (except Section 9.6(e)) and the remainder will be allocated and distributed among the Continuing Investors and the Managing Shareholder.

     (g) If and when all interests in Trust Properties corresponding to the Cash-Out Percentages are sold or disposed of, the Cash-Out Investors will cease to be Shareholders at the time the last proceeds of such sales or dispositions are distributed to them. In the event that the Trust were to dissolve, the dissolution provisions set forth in Section 14 would apply in place of the provisions of this Section 9.6.

     (h) In carrying out their responsibilities under this Section 9.6, the Trust and the Managing Shareholder shall have full discretion to determine the order in which Trust Properties shall be sold, the method of offer, the terms of sale and the substantive and procedural aspects of any transaction. The Trust and the Managing Persons shall have no obligation other than to use their reasonable best efforts to carry out this Section 9.6 and no warranty is made that any Trust Property can be disposed of or can be disposed on terms and In proportions sufficient to liquidate all or any portion of a Cash-Out Investor's Shares. The provisions of this Section 9.6 as to rights and responsibilities of the Trust, the Managing Shareholder and other Managing Persons are in addition to and not in substitution for the other provisions of this Declaration.

                                   ARTICLE 10

                                   ACCOUNTING

     10.1 Elections. The Trust shall elect the calendar year as its fiscal year. The Trust shall adopt the accrual method of accounting or such other method of accounting as the Trust shall determine. The Trust shall elect to be taxed only as a partnership. The Trust shall not be required to make an election under
Section 754 of the Code or corresponding state taxation laws.

     10.2 Books and Records. The Trust's books and records shall be kept at the principal place of business of the Trust and shall be maintained on the basis utilized in preparing the Trust's federal income tax return with

                                                                       Exhibit A
                                                            Declaration of Trust

such adjustments in accounting as are required by this Declaration or as the Trust determines would be in the best interests of the Trust.

     10.3 Reports. (a) The Trust will keep each Investor and assignees complying with Article 13 currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report will contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder in-conformity with generally accepted accounting principles on a basis consistent with that of the annual and quarterly financial statements and showing its derivation from net income. An independent certified public accounting firm selected by the Trust will prepare the Trust's federal income tax return as soon as practicable after the conclusion of each year and each Shareholder will be furnished, at that time, with the necessary accounting information for each Shareholder to take into account and report separately such Shareholder's distributive share of the income and deductions of the Trust. The Trust will use its reasonable best efforts to obtain the information necessary for the accounting firm as soon as practicable and to transmit the resulting accounting and tax information to the Shareholders as soon as possible after receipt from the accounting firm. The Trust shall furnish each Shareholder as soon as practicable after the conclusion of each year annual financial statements of the Trust which have been audited by the Trust's independent certified public accounting firm. The annual financial statements will include in the notes thereto a reconciliation of net income as reported therein to the annual reported cash flow from operations and to net income for tax purposes.

     (b) Within 180 days after the end of each year following the fourth anniversary of the Termination Date, the Trust shall provide the Investors with an estimated valuation per Share based, if possible, upon a generally accepted method or methods of valuation of the Trust Property.

     10.4 Bank Accounts. The Trust shall maintain separate segregated accounts in its name at one or more commercial banks, and the cash funds of the Trust shall be kept in any of those accounts as determined by the Trust.

     10.5 Interim Assets.. The Trust may purchase, to the extent the Trust's funds are not otherwise committed to transactions or required for other purposes, either or both of the following:

     (a) Obligations of banks or savings and loan associations that either (i) have assets in excess of $5 billion or (ii) are insured in their entirety by agencies of the United States government; and

     (b) Obligations of or guaranteed by the United States government or its agencies.

                                   ARTICLE 11

                       RIGHTS AND OBLIGATIONS OF INVESTORS

     11.1 Participation In Management. No Investor (other than the Managing Shareholder acting in its capacity as such) shall have the right, power, authority or responsibility to participate in the ordinary and routine management of the Trust's affairs or to bind the Trust in any manner.

     11.2 Rights to Engage In Other Ventures. No Investor or any officer, director, shareholder or other person holding a legal or beneficial interest in any Investor shall, by virtue of his ownership of a direct or indirect interest in the Trust, be in any way prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture involving the independent power industry.

     11.3 Limitations on Transferability. The interest of an Investor shall not be transferable except under the conditions set forth in Article 13 hereof.

     11.4 Information. (a) Each Investor's rights to obtain information from the Trust from time to time are set forth in this Section. In addition to information provided under Section 10.3, each investor shall be provided on request with the following:

Exhibit A
Declaration of Trust

          (1) True and full information regarding the status of the Trust's business and financial condition;

          (2) Promptly after becoming available, a copy of the Trust's federal, state and local income tax returns or information returns for the preceding year and prior years to the extent reasonably available;

          (3) A current list of the name and last known business, residence or mailing address of each Shareholder and of any confidential representative of each Shareholder, if specifically designated as such in writing (unless such Shareholder has specified that the Trust is not to disclose such information, in which case the Trust, at the requesting Investor's cost, shall forward communications, sealed or unsealed, from the requesting Investor to such Shareholder or representative upon assertion by the Investor in writing to the Trust of a proper purpose for the communication);

          (4) A copy of the Certificate and this Declaration and all amendments thereto;

          (5) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Shareholder and which any Shareholder has agreed to contribute in the future, and the date on which each current Shareholder acquired his Shares; and

          (6) Such other information regarding the Trust's affairs as is just and reasonable.

     (b) The Trust shall establish reasonable standards governing without limitation the information and documents to be furnished and the time and the location, if appropriate, of furnishing that information and documents. Costs of providing information and documents shall be borne by the requesting Investor except for de minimis amounts consistent with the Trust's ordinary practices. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information.

     (c) The Trust may keep confidential from Investors for such period of time as it deems reasonable any information that it reasonably believes to be in the nature of trade secrets or other information that the Trust in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

     (d) The Trust may keep its records in other than written form if capable of conversion into written form within a reasonable time.

     (e) All demands or requests for information under this Section shall be solely for a purpose reasonably related to the Investor's interest in the Trust. All requests or demands for information under this Section shall be in writing and shall state the purpose of the demand; the Trust's acceptance of oral requests shall not waive or limit the scope of this provision. Any action to enforce rights under this Section may be brought in the Delaware Court of Chancery, subject to Section 15.4.

                                   ARTICLE 12

POWERS, DUTIES AND LIMITATIONS OF MANAGING SHAREHOLDER AND INDEPENDENT TRUSTEES

     12.1 Management of the Trust. The Managing Shareholder shall have full, exclusive and complete discretion in the management and control of the Trust, except as otherwise provided herein. The Managing Shareholder agrees to manage and control the affairs of the Trust to the best of its ability and to conduct the operations contemplated under this Declaration in a careful and prudent manner and in accordance with good industry practice. The Managing Shareholder may bind the Trust.

     12.2 Acceptance of Subscriptions. The Managing Shareholder shall not cause the Trust to accept any subscription for Shares except as provided in Article 1 or in Section 9.5, as the case may be.

                                                                       Exhibit A
                                                            Declaration of Trust

     12.3 Specific Limitations. (a) The Managing Shareholder shall not take any of the following actions without the approval of all Investors:

          (1)  Any act in contravention of this Declaration or the Certificate;

          (2) Any act that would make it impossible to carry on the Trust's ordinary business;

          (3) Effecting a confession of judgment against the Trust in an amount exceeding 10% of the aggregate Capital Contributions;

          (4) Causing the dissolution or termination of the Trust prior to the expiration of its term, except as provided under Article 14;

          (5) Possessing Trust Property or assigning rights in specific Trust Property for other than a Trust purpose; or

          (6) Constituting any other person as a Managing Shareholder, except as provided in Article 14.

     (b) The Managing Shareholder shall not sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the Trust's assets if not in the ordinary course of operation of Trust Property or amend this Declaration without the approval of a Majority of the Investors except as specified in this Declaration or except pursuant to Section 9.6.

     (c) The Trustees, the Trust or the Trust's agents shall not take any action that is prohibited to the Managing Shareholder by this or any other provision of this Declaration and shall take all actions necessary or advisable to carry out actions specified in this Section that are approved as specified herein.

     12.4 Specific Powers. In addition to the powers and duties otherwise provided for in this Declaration, the Managing Shareholder has the following powers and duties, subject to the supervision and review of the Board under
Section 12.5:

     (a) To direct or supervise the Corporate Trustee, the Trust and the Trust's agents in the exercise of any action relating to the Trust's affairs, including without limitation the powers described in Section 1.8;

     (b) To take the actions specified in Section 12.3 if the approvals specified therein are obtained;

     (c) To amend this Declaration as specified in Section 15.8(a) or other provisions of this Declaration;

     (d) To lend money to the Trust (without being obligated to do so) if such loan bears interest at a reasonable rate not exceeding the Managing Shareholder's interest cost or the amount that would be charged to the Trust by an unrelated lender on a comparable loan for the same purpose (without reference to the financial abilities or guarantees of the Managing Shareholder). The Managing Shareholder may not receive points or other financing charges or fees regardless of the amount loaned to the Trust. Before making any loans to the Trust, a Managing Shareholder will attempt to obtain a loan from an unrelated lender secured, if at all, only by Trust Property;

     (e) To approve in its sole discretion any transfer of Investor Shares;

     (f) To terminate the offering of Shares at any time prior to the Termination Date, provided that the Escrow Date has occurred;

     (g) To withdraw the offering of Shares at any time as provided in Section 1.6;

Exhibit A
Declaration of Trust

     (h) To take any action in its discretion that may be necessary, advisable or appropriate to maintain the Trust's status as a business development company under the 1940 Act, without any requirement to give notice to or to obtain the prior or subsequent consent of any Investor;

     (i) To acquire such assets or properties, real or personal, as the Managing Shareholder in its sole discretion deems necessary or appropriate for the conduct of the Trust's business and to sell, exchange, distribute to Shareholders in kind or otherwise dispose of any part of the Trust Property in the ordinary course of the operation of the Trust Property;

     (j) To waive any fees or compensation payable to it and to credit such waived amount in its discretion against any obligations it may have to contribute capital under Section 14.7;

     (k) To provide, or arrange for the provision of, managerial assistance to those persons in which the Trust invests; and

     (I) To establish valuation principles and to periodically apply such principles to the Trust's investment portfolio.

     12.5. Independent Trustees. (a) There shall be at least two Independent Trustees at all times. The number of Independent Trustees may be increased (but to not more than eight) or decreased (but to not fewer than two) from time to time by action of a majority of the Managing Shareholder and the Independent Trustees, acting (collectively, the "Board"). At all times a majority of the members of the Board shall be Independent Trustees who are not "interested persons" of the Trust as defined by Section 2(a)(19) of the 1940 Act. If at any time 50% or more of the members of the Board are "interested persons," the Trust will take action under Section 12.5(b) within 90 days to correct that condition. The Independent Trustees shall have terms of indefinite duration, subject only to removal, incapacity or resignation under this Section 12.5.

     (b) Vacancies, however caused, in the authorized number of Independent Trustees shall be filled by a majority of the remaining Board members. If no Independent Trustee remains, the Managing Shareholder shall call a special meeting of Investors for the purpose of electing Independent Trustees within 90 days after the last vacancy results.

     (c) The Trust shall not take any of the following actions except after (x) a meeting of the Board at which at least a majority of the Board and a majority of the Independent Trustees approve the action (if there are only two Independent Trustees, both shall be required to approve) or majority of the Independent Trustees at a meeting (if there are only two Independent Trustees, h both Investors required to approve):

          (i) Execution of and renewal of a Management Agreement between the Trust and the Managing Share-holder or any other agreement under which a person is to act as an investment adviser for the Trust (the initial execution of a Management Agreement or investment adviser agreement shall also require the approval of a Majority of the Investors);

          (ii) Execution and renewal of any agreement with a person who undertakes regularly to serve or act as principal underwriter for the Trust; and

          (iii) Appointment of independent certified public accountants for the Trust.

     (d) The Trust shall not effect any sale of Investor Shares below the then current net asset value (as defined in the 19 40 Act) unless at a meeting of the Board at least a majority of the Board and a majority of the independent it Trustees approve the action (if there are only two Independent Trustees, both shall be required to approve).

     (e) The Board shall also supervise and review the actions of the Managing Shareholder in managing the Trust and shall have the right to require action by the Managing Shareholder to the extent necessary to carry out the fiduciary duties of the Board's members. The Board shall also perform all other duties imposed on directors of business development companies by the 1940 Act. Except as expressly authorized by this Declaration or the 1940

                                                                       Exhibit A
                                                            Declaration of Trust

Act, the Independent Trustees shall not have any management or administrative powers over the Trust or the Trust Property. The Independent Trustees shall not take any action except at a meeting of the Board or by unanimous written consent of the Independent Trustees and the Managing Shareholder.

     (f) The Board shall meet at least quarterly on the call of the Managing Shareholder and at such other times as determined by the Board. Except to the extent conflicting with the Delaware Act, the 1940 Act or this Declaration, the law of Delaware governing meetings of directors of corporations shall govern meetings, voting and consents by the members of the Board. The Managing Shareholder may be represented for any purpose by any of its officers.

     (g) As compensation for services rendered to the Trust, each Independent Trustee who is not an "interested director" as defined by the 1940 Act shall be paid by the Trust the sum of $5,000 annually in quarterly installments and shall be reimbursed for all reasonable out-of-pocket expenses relating to attendance at meetings or otherwise performing his duties hereunder. The Board may review the compensation payable to the Independent Trustees annually and may increase or decrease it as the Board sees reasonable. No compensation for consulting services shall be paid to Independent Trustees without prior Board approval. No compensation shall be payable by the Trust to other Managing Persons for their services except as specified by this Declaration, under a management or underwriting agreement approved under this Section 12.5 or indirectly as an officer, director, stockholder or employee of the Managing Shareholder or other Managing Person otherwise entitled to receive compensation hereunder.

     (h) Any Independent Trustee may resign if he gives notice to the Trust of his intent to resign and cooperates fully with any successor Independent Trustee appointed under Section 12.5(b), effective on the designation of the successor Independent Trustee.

     (i) Any Independent Trustee may be removed (x) for cause by the action of at least two-thirds of the remaining members of the Board or (y) by action of the holders of at least two-thirds of the Investor Shares. Removal of an Independent Trustee shall not affect the validity of any actions taken prior to the date of removal.

     12.6 Officers of Trust. (a) The Managing Shareholder shall appoint a President, one or more Vice Presidents as designated by the Managing Shareholder, a Secretary and such other officers and agents as the Managing Shareholder may from time to time consider appropriate, none of whom need be a Shareholder. Except as otherwise prescribed by the Managing Shareholder or in this Declaration, each officer shall have the powers and duties usually appertaining to a similar officer of a Delaware corporation under the direction of the Managing Shareholder and shall hold office during the pleasure of the Managing Shareholder. Any two or more offices may be held by the same person. Any officer may resign by delivering a written resignation to the Managing Shareholder and such resignation shall take effect upon delivery or as specified therein.

     (b) All conveyances of real property or any interest therein by the Trust may be made by the Corporate Trustee, which shall execute on behalf of the Trust any instruments necessary to effect the conveyance. A certificate of the Secretary of the Trust stating compliance with this Section 12.6(b) shall be conclusive in favor of any person relying thereon.

     (c) All other documents, agreements, instruments and certificates that are to be made, executed or endorsed on behalf of the Trust shall be made, executed or endorsed by such officers or persons as the Managing Shareholder shall from time to time authorize and such authority may be general or confined to specific instances. In the absence of other provisions, the President is authorized to execute any document, to take any action on behalf of the Trust within this
Section 12.6(c), and to authorize other officers to execute confirmatory documents or certificates.

     12.7 Presumption of Power. The execution by the Corporate Trustee, the Managing Shareholder or the officers on behalf of the Trust of leases, assignments, conveyances, contracts or agreements of any kind whatsoever shall be sufficient to bind the Trust. No person dealing with the Managing Shareholder or the Trust's officers shall be required to determine their authority to make or execute any undertaking on behalf of the Trust, nor to determine any fact or circumstances bearing upon the existence of their authority nor to see the application or distribution of revenues or proceeds derived there from, unless and until such person has received written notice to the contrary.

Exhibit A
Declaration of Trust


     12.8 Obligations Not Exclusive. The Managing Shareholder and the Trustees shall be required to devote only such part of their time as is reasonably needed to manage the business of the Trust, it being understood that the Managing Shareholder and Trustee have and shall have other business interests and therefore shall not be required to devote their time exclusively to the Trust. The Managing Shareholder and the Trustees shall in no way be prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including and venture involving the independent power industry. Nothing in this Section 12.8 Shall relieve the Managing Shareholder of other fiduciary obligations to the Investors, except as limited in Article 3. Notwithstanding anything to the contrary contained in this Article or elsewhere in this Declaration, the Managing Shareholder shall have no duty to take any affirmative action with respect to management of the Trust business or The Trust Property which might require the expenditure of monies by-the Trust or the Managing Shareholder unless the Trust is then possessed of such monies available for the proposed expenditure. Under no circumstances shall the Managing Shareholder be required to expend its own funds in connection with the day to day operation of Trust

     12.9 Managing to Deal with Affiliates. No act of the Trust shall be affected or invalidated by the fact that a Managing Person may be a party to or have an interest in any contract or transaction of the Trust, provided that the fact of the Managing Person's interest shall be disclosed or shall have been known to the Shareholders or the transaction is at prevailing rates or on terms at least as favorable to the Trust as those available from persons who are not Managing Persons, except that no Managing Person shall acquire assets from the Trust and to acquire any asset from a Managing Person except to the extent permitted by the 1940 Act.

     12.10 shall have no Management Share. The Managing Shareholder shall be credited with a Management Share which voting rights and shall be deemed to have attached to it the rights appertaining to the Managing Shareholder under this Declaration. No Management Share shall be held by or transferred to a person who is not a Managing Shareholder except as provided by Section 13.1.

     12.11 Removal of Managing Shareholder. (a) The holders of at least 10% of the Investor Shares may propose the removal of a Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of this Declaration. On the affirmative vote of a Majority of the Investors (excluding Investor Shares held by the Managing Shareholder that is the subject of the vote or by its Affiliates), such Managing Shareholder shall be removed. A majority of the Independent Trustees may also remove the Managing Shareholder.

     (b) In the event of any such removal or other incapacity (other than voluntary resignation without cause) of a Managing Shareholder as enumerated in
Section 14.1(c), the former Managing Shareholder may elect in its sole discretion to take and to cause the Trust to take one of the following courses of action:

          (1) The former Managing Shareholder may elect to exchange its Management Share for a series of cash payments from the Trust to the former Managing Shareholder in amounts equal to the amounts of distributions to which the former Managing Share- holder would otherwise have been entitled under this Declaration in respect of investments made by the Trust prior to the date of the removal or other incapacity. Such payments shall be payable out of the Trust's available cash before any distributions are made to the Investors pursuant to this Declaration. For purposes of this
               Section 12.11(b)(1), from and after the date of any such removal or other incapacity: (i) the former Managing Shareholder's interest in the Trust attributable to its Management Share shall be terminated and its Capital Account shall be reduced by the amount which is attributable to its Management Share and (ii) the former Managing Share- holder shall continue to receive its pro rata share of all allocations to Investors provided in this Declaration that are attributable to Investor Shares acquired by the Managing Shareholder.

                                                                       Exhibit A
                                                            Declaration of Trust

          (2) In the alternative, subject to the Trust's obtaining an exemptive order from the Securities and Exchange Commission, if required, the former Managing Shareholder may elect to engage a qualified independent appraiser and cause the Trust to engage a separate qualified independent appraiser (at the Trust's expense in each case), who shall value the Trust Property as of the date of such removal or other incapacity as if the Trust Property had been sold at its fair market value so as to include all unrecognized gains or losses. If the two appraisers cannot agree on a value, they shall appoint a third independent appraiser *(whose cost shall be borne by the Trust) whose determination, made on the same basis, shall be final and binding. Based on the appraisal, the Trust shall make allocations to the former Managing Shareholder's Capital Account of Profits, Losses and other items resulting from the appraisal as of the date of such removal or other incapacity as if the Trust's fiscal year had ended solely for the purpose of determining the former Managing Shareholder's Capital Account. If the former Managing Shareholder has a positive Capital Account after such allocation, the Trust shall deliver a promissory note of the Trust to the former Managing Shareholder, with a principal amount equal to the former Managing Shareholder's Capital Account and which shall bear interest at a rate per annum equal to the prime rate in effect at Chase Manhattan Bank, N.A. on the date of removal or other incapacity, with interest payable annually and principal payable only from 20% of any available cash before any distributions thereof are made to the Investors under this Declaration. If the Capital Account of the former Managing Shareholder has a negative balance after such allocation, the former Managing Shareholder shall con-tribute to the capital of the Trust in its discretion either cash in an amount equal to the negative balance in its Capital Account or a promissory note to the Trust in such principal amount maturing five years after the date of such removal or other incapacity, bearing interest at the rate specified above. For purposes of this Section 12.11(b)(2), from and after the date of any such removal or other incapacity, the former Managing Shareholder's interest in the Trust shall be terminated and the former Managing Shareholder shall no longer have any interest in the Trust other than the right to receive the promissory note and payments thereunder as provided above.

     (c) In the event that a Managing Shareholder is removed or no longer serves as a Managing Shareholder due to an incapacity enumerated in Section 14.1(c), the former Managing Shareholder shall not be entitled to any uncollected fees specified in Article 9 to the extent not accrued before the date of such removal or other incapacity.

     12.12 Indemnification of Placement Agent. (a) The Placement Agent shall not have any duty, responsibility or obligation to the Trust, the Trustees or any Shareholder as a consequence of its right to receive any selling commissions or placement agent fees from the Trust in connection with any offering of Shares, except to the extent provided under the Act. The Placement Agent has not assumed, and will not assume, any responsibility with respect to the Trust nor will it be permitted by the Trust to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Trust, subsequent to any offering of Shares.

     (b) The Placement Agent shall be indemnified and held harmless by the Trust against any losses, damages, liabilities or costs (Including attorneys' fees) arising from any threatened, pending or completed action, suit, claim or proceeding by any Shareholder against the Placement Agent (except as may be limited by the Act or applicable state statutes, including, but not limited to, the Massachusetts Securities Act and the Tennessee Securities Act), based upon the assertion that the Placement Agent has any continuing duty or obligation, subsequent to any offering of Shares, to the Trust, the Trustees or any Shareholder or otherwise to monitor Trust operations or report to Investors concerning Trust operations.

     12.13 Contribution. Each of the initial Managing Shareholder and subsequent Managing Shareholders agrees that it shall remain jointly or jointly and severally liable as required by law for any obligation or recourse liability of the Trust incurred during the period in which it is a Managing Shareholder. However, the existing and subsequent Managing Shareholders hereby agree among themselves to contribute to each other the amount of funds necessary to effectuate a sharing of Trust obligations and recourse liabilities in proportion to each Managing Shareholders share of such obligations and liabilities as they accrue.

Exhibit A
Declaration of Trust

                                   ARTICLE 13

                               TRANSFERS OF SHARES


     13.1 Transfer or Resignation by Managing Shareholder. The Managing Shareholder shall not sell, assign or otherwise transfer its Management Share or resign without cause (which cause shall not include the fact or the determination that continued service would be unprofitable to the Managing Shareholder) without first obtaining the consent of a Majority of the Investors, except that (i) the Managing Shareholder may pledge its Management Share for a loan to the Managing Shareholder provided that such pledge does not reduce the cash flow of the Trust distributable to other Shareholders and (ii) the Managing Shareholders may not waive or assign compensation or fees payable to it.

     13.2 Transfers; by Investors. An Investor may sell, exchange or transfer his Shares except as restricted by and upon compliance with all applicable laws and all of the following provisions of this Section 13.2:

     (a) Shares may not be transferred to any person or entity if, as determined by the Trust; such assignment would have adverse regulatory consequences to the Trust or any Trust Property.

     (b) Within 30 days after written notice of a proposed sale or assignment is received by the Trust from an Investor, the Trust may request in its sole discretion an opinion of counsel acceptable to the Trust that the proposed transfer (i ) would not invalidate the exemption afforded by Section 4(2) of the Act or by Regulation D promulgated under the Act and the exemption afforded by any applicable state securities laws as to any offering of interests in the Trust and (ii) complies with the exemption afforded by Section 4(1) of the Act and qualifies for an exemption from registration under any applicable state securities laws (including any investor suitability standard applicable to the transferee or the Trust).

     (c) The written approval of the Managing Shareholder must be obtained, the granting or denial of which shall be within its sole and absolute discretion.

     (d) The transferor and transferee must deliver a dated notice in writing signed by each, confirming that at (i) transferee accepts and agrees to comply with all the terms of this Declaration and (ii) the transfer was made in compliance with this Declaration and all applicable laws and regulations.

     (e) The transferor, transferee and the Trust must execute all other certificates, instruments and documents and take all such additional action as the Trust may deem appropriate.

     (f) The Trust may require as a condition to any transfer that may create a future interest that an opinion of counsel acceptable to the Trust be delivered to the Trust confirming that the proposed transfer does not have adverse effects on the Trust under the rule against perpetuities or similar provisions of law.

Transfers shall be effective and recognized upon fulfillment of the requirements of clauses (a) through (f) above and the transferee shaft be an Investor owning Investor Shares with the same rights as appertained to the transferor. Any purported sale or transfer consummated without first complying with this
Section 13.2 shall be void.

     13.3 Assignments by Operation of Law. If any Investor shall die, with or without leaving a will, or become non compos mentis, bankrupt or insolvent, or if a corporate, partnership or trust Investor dissolves during the Trust term or if any other involuntary transfer of an Investor's Shares is made, the legal representatives, heirs and-legatees (and spouse, if the Shares have been community property of such investor and his or her spouse), bankruptcy assignees, successors, assigns and corporate, partnership or trust distributees or such other involuntary transferees shall not become transferees but shall have (subject to the other terms and provisions hereof) such rights as are provided with respect to such persons under the law; and legatees, spouse, bankruptcy, bankruptcy assignees, successors, assigns and corporate, partnership or trust distributees or involuntary transferees may become transferees in accordance with the provisions of Section 13.2.

     13.4 Expenses of Transfer. In the sole discretion of the Trust, the any of the provisions of this Article 13 may be required to bear all costs and expenses neecessary so effect a transfer

                                                                       Exhibit A
                                                            Declaration of Trust

of such Shares including, without limitation, reasonable attorney's fees incurred in preparing any required amendments to this Declaration and the Certificate to reflect such transfer or acquisition and the cost of filing such amendments with the appropriate governmental officials.

     13.5 Survival of Liabilities. No sale or assignment of Shares shall release the transferor from those liabilities to the Trust which survive such assignment or sale as a matter of law or that are imposed under Section 3.4.

     13.6 No Accounting. No transfer of Shares, whether voluntary, involuntary or by operation of law, shall entitle the transferor or transferee to demand or obtain immediate valuation, accounting or payment of the transferred Shares.

                                   ARTICLE 14

                    DISSOLUTION, TERMINATION AND LIQUIDATION

     14.1 Dissolution. Unless the provisions of Section 14.2 are elected, the Trust shall be dissolved and its business shall be wound up upon the decision of the Managing Shareholder to withdraw the offering of Shares described in the Memorandum in accordance with Section 12.4(g) or on the earliest to occur of:

     (a) Forty years from the effective date of this Declaration;

     (b) The sale of all or substantially all of the Trust Property;

     (c) The death, removal, dissolution, resignation, insolvency, bankruptcy or other legal incapacity of the Managing Shareholder or any other event which would legally disqualify the Managing Shareholder from acting hereunder;

     (d) The decision of all Investors or the Managing Shareholder and a Majority of Investors; or

     (e) The occurrence of any other event which, by law, would require the Trust to be dissolved.

     14.2 Continuation of the Trust. Upon the occurrence of any event of dissolution described in Sections 14.1 (a) through (e), inclusive, the Trust shall be dissolved and wound up unless (i) the Managing Shareholder and a Majority of the Investors (calculated without regard to Investor Shares owned by the Managing Shareholder or its Affiliates) within 90 days after the occurrence of any such event of dissolution elect to continue the Trust or, (ii) it there is no remaining Managing Shareholder, within 90 days after the occurrence of any such event of dissolution, a Majority of the Investors shall elect, in writing, that the Trust shall be continued on the terms and conditions herein contained and shall designate one or more persons willing to be substituted as a Managing Shareholder or Managing Shareholders. In the event there is no remaining Managing Shareholder and a Majority of the Investors elect to continue the Trust, it shall be continued with the new Managing Shareholder or Managing Shareholders who shall succeed to and assume all of the powers, privileges and obligations of the previous Managing Shareholder or Managing Shareholders hereunder except as specified in Section 12.11. In the event of a dissolution under this Section 14.2, the former Managing Shareholder or Managing Shareholders shall have the rights specified in Section 12.11.

     14.3 Obligations on Dissolution. The dissolution of the Trust shall not release any of the parties hereto from their contractual obligations under this Declaration.

     14.4 Liquidation Procedure. Upon dissolution of the Trust for any reason:

     (a) A reasonable time shall be allowed for the orderly liquidation of the assets of the Trust and the discharge of liabilities to creditors so as to enable the Trust to minimize the losses normally attendant to a liquidation;

Exhibit A
Declaration of Trust

     (b) The Shareholders shall continue to receive Net Cash Flow, subject to the other provisions of this Declaration and to the provisions of subsection (c) hereof, and shall share Profits and Losses for all tax and other purposes during the period of liquidation; and

     (c) Ridgewood Power shall act as liquidating Managing Shareholder (or, in its absence, any other Managing Shareholder shall act) and shall proceed to liquidate the Trust Properties to the extent that they have not already been reduced to cash unless the liquidating Managing Shareholder elects to make distributions in kind to the extent and in the manner herein provided and such cash, If any, and property in kind, shall be applied and distributed in accordance with Article 8 and Section 9.5(g) (if applicable).

     14.5 Liquidating Trustee. (a) If the dissolution of the Trust is caused by circumstances under which no Managing Shareholder shall be acting as a Managing Shareholder or if all liquidating Managing Shareholders are unable or refuse to act, a Majority of the Investors shall appoint a liquidating trustee who shall proceed to wind up the business affairs of the Trust. The liquidating trustee shall have no liability to the Trust onto any Shareholder for any loss suffered by the Trust which arises out of any action or Inaction of the liquidating trustee if the liquidating trustee, in good faith, determined that such course of conduct was in the best interests of the Shareholders and such course of conduct did not constitute negligence or misconduct of the liquidating trustee. The liquidating trustee shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Trust, provided that the same were not the result of negligence or misconduct of the liquidating trustee.

     (b) Notwithstanding the above, the liquidating trustee shall not be indemnified and no expenses shall be advanced on its behalf for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

     (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division (if. applicable) and the Tennessee Securities Division (if applicable), or other applicable securities administrators if required, with respect to the issue of indemnification for securities law violations.

     (d) The Trust shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.

     14.6 Death, Insanity, Dissolution or insolvency of an Investor or Trustee. The death, insanity, dissolution, winding up, insolvency, bankruptcy, receivership or other legal termination of a Trustee or an Investor who is not a Managing Shareholder shall have no effect on the life of the Trust and the Trust shall not be dissolved thereby.

     14.7 Managing Shareholder's Capital Contributions. Upon or prior to the first distribution in liquidation, the Managing Shareholder shall contribute to the capital of the Trust an amount equal to any deficit in the Capital Account of such Managing Shareholder calculated just prior to the date of such distribution, to the extent not previously contributed.

     14.8 Withdrawal of Offering. Dissolution of the Trust resulting from withdrawal of the offering of Shares is governed by Section 1.6(c) and Section 12.4(g).

                                   ARTICLE 15

                                  MISCELLANEOUS

     15.1 Notices. Notices or instruments of any kind which may be or are required to be given hereunder by any person to another shall be in writing and deposited In the United States Mail, certified or registered, postage

                                                                       Exhibit A
                                                            Declaration of Trust


prepaid, addressed to the respective person at the address appearing in the records of the Trust. Any Investor may change his address by giving notice in writing, stating his new address, to the Trust. Any notice shall be deemed to have been given effective as of 72 hours, excluding Saturdays, Sundays and holidays, after the depositing of such notice in an official United States Mail receptacle. Notice to the Trust may be addressed to its principal office.

     15.2 Meetings of Shareholders. (a) Meetings. The Managing Shareholder may call meetings of the Shareholders, the Investors or any subgroup thereof concerning any matter on which they may vote as provided by this Declaration or by law or to receive and act upon a report of the Managing Shareholder on matters pertaining to the Trust's business and activities. Investors holding 10% or more of the outstanding securities or Shares entitled to vote on the matter may also call meetings by giving notice to the Trust demanding a meeting and stating the purposes therefor. After calling a meeting or within 20 days after receipt of a written request or requests meeting the requirements of the preceding sentence, the Trust shall mail to all Shareholders entitled to vote on the matter written notice of the place and purposes of the meeting, which shall be held on a date not less than 15 days nor more than 45 days after the Trust mails the notice of meeting to the Shareholders. Any Shareholder or Investor entitled to vote on the matter may appear and vote or consent at a meeting by proxy, provided that such authority is granted by a writing signed by the Shareholder or Investor and delivered to the Trust at or prior to the meeting.

     (b) Consents. Any consent required by this Declaration or any vote or action by the Shareholders, the Investors or any subgroup thereof may be effected without a meeting by a consent or consents in writing signed by the persons required to give such consent, to vote or to take action. The Managing Shareholder may solicit consents or Investors holding 10% or more of the outstanding securities or Shares entitled to vote on the matter may demand a solicitation of consents by giving notice to the Trust stating the purpose of the consent and including a form of consent. The Trust shall effect a solicitation of consents by giving those Shareholders or the Investors, as the case may be, a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which shall be not less than 15 days nor more than 45 days after the Trust transmits the notice of solicitation for consents. If Investors holding 10% or more of the outstanding securities or Shares entitled to vote on the matter demand a solicitation, the Trust shall transmit the notice of solicitation not later than 20 days after receipt of the demand.

     (c) General. To the extent not inconsistent with this Declaration, Delaware law governing stockholders' meetings, proxies and consents for corporations shall apply as to the procedure, validity and use of meetings, proxies and consents. Any Shareholder may waive notice of or attendance at any meeting or notice of any consent, whether before or after any action is taken. The date on which the Trust transmits the notice of meeting or notice soliciting consents shall be the record date for determining the right to vote or consent. A list of the names, addresses and shareholdings of all Shareholders shall be maintained as part of the Trust's books and records.

     15.3 Loan to Trust by Shareholder. If any Shareholder shall, in addition to his Capital Contribution to the Trust, lend any monies to the Trust, the amount of any such loan shall not increase his Capital Account nor shall it entitle him to any increase in his share of the distributions of the Trust, but the amount of any such loan shall be an obligation on the part of the Trust to such Shareholder and shall be repaid to him on the terms and at the interest rate negotiated at the time of the loan, and the loan shall be evidenced by a promissory note executed by the Trust except that no Shareholder shall be personally obligated to repay the loan, which shall be payable and collectible only out of the assets of the Trust.

     15.4 Delaware Laws Govern. This Declaration shall be governed and construed in accordance with the laws of the State of Delaware, and venue for any litigation between or against any of the parties hereto may be maintained in New Castle County, Delaware; however, residents of Massachusetts may, at their option, choose to maintain any such litigation in the Commonwealth of Massachusetts.

     15.5 Power of Attorney. Each Investor irrevocably constitutes and appoints the Managing Shareholder as his true and lawful attorney-in-fact and agent to effectuate and to act in his name, place and stead, in effectuating the purposes of the Trust including the execution, verification, acknowledgment, delivery, filing and recording of this Declaration as well as all authorized amendments thereto and hereto, all assumed name and doing business certificates, documents, bills of sale, assignments and other instruments of conveyances, leases, contracts, loan documents and counterparts thereof, and all other documents which may be required to effect a continuation of the Trust and which the Trust deems necessary or reasonably appropriate, including documents required to be executed in order to correct typographical errors in documents previously executed by such Investor and all conveyances

Exhibit A
Declaration of Trust

and other instruments or other certificates necessary or appropriate to effect an authorized dissolution and liquidation of the Trust. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the death, incompetency or legal disability of an Investor.

     15.6 Dlsclaimer. In forming this Trust, all Investors recognize that the independent power business Is highly speculative and that neither the Trust nor the Managing Shareholder nor any Trustee nor any other Managing Person makes any guaranty or. representation to any Investor as to the probability or amount of gain or loss from the conduct of Trust business.

     15.7 Corporate Trustee Resignation and Replacement. The Managing Shareholder may increase or decrease the number of Corporate Trustees so long as there is at least one Corporate Trustee which meets the requirements of Section 3807 of the Delaware Act. A Corporate Trustee may resign by delivering a written resignation to the Managing Shareholder not less than 60 days prior to the effective date of the resignation. The Managing Shareholder may remove a Corporate Trustee at any time, provided that if there is no incumbent, at least one new Corporate Trustee is concurrently appointed. In the event of the absence, death, resignation, removal, dissolution, insolvency, bankruptcy or legal incapacity of a Corporate Trustee or if an additional Corporate Trustee is to be appointed, the Managing Shareholder shall appoint the Corporate Trustee in writing and shall subsequently give notice to the Investors, although such notice is not necessary to the validity of the appointment. A Corporate Trustee so appointed shall qualify by filing his written acceptance at the Trust's principal place of business. If there are multiple Corporate Trustees, each is vested with an undivided interest in the trust estate and may exercise all powers vested in the Corporate Trustee as directed by the Managing Shareholder.

     15.8 Amendment and Constriction of Declaration. (a) This Declaration may be amended by the Managing Shareholder, without notice to or the approval of the Investors, from time to time for the following purposes: (1) to cure any ambiguity, formal defect or omission or to correct or supplement any provision herein that may be inconsistent with any other provision contained herein or in the Memorandum or to effect any amendment without notice to or approval by Investors as specified in other provisions of this Declaration; (2) to make such other changes or provisions in regard to matters or questions arising under this Declaration that will not materially and adversely affect the interest of any Investor; (3) to otherwise equitably resolve issues arising under the Memorandum or this Declaration so long as similarly situated Investors are not treated materially differently; (4) to maintain the federal tax status of the Trust and any of its Shareholders (so long as no Investors liability is materially increased without his consent) or as provided in Section 4.3(d); and (5) to comply with law.

     (b) Other amendments to this Declaration may be proposed by either the Managing Shareholder or Investors owning 10% or more of the outstanding Shares, in each case by calling a meeting of Investors or requesting consents under
Section 15.2 and specifying the text of the amendment and the reasons therefor. No amendment under this Section 15.8(b) that increases any Shareholders liability, changes the Capital Contributions required of him or his rights in interest in the Profits, Losses, deductions, credits, revenues or distributions of the Trust in more than a de minimis manner, his rights on dissolution, or any voting or management rights set forth in this Declaration shall become effective as to that Shareholder without his written approval thereof. Unless otherwise provided herein, all other amendments must be approved by the holders of a Majority of the outstanding Shares (calculated without regard to Shares owned by the Managing Shareholder and its Affiliates), and, if the terms of a series of Shares or securities so require, by the vote of the holders of such class, series or group specified therein.

     (c) The Managing Shareholder has power to construe this Declaration and to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Trust or a Managing Person in good faith shall be final and conclusive.

     15.9 Bonds and Accounting. The Trustees and other Managing Persons shall not be required to give bond or otherwise post security for the performance of their duties and the Trust waives all provisions of law requiring or permitting the same. No person shall be entitled at any time to require the Trustees, the Trust or any Shareholder to submit to a judicial or other accounting or otherwise elect any judicial, administrative or executive supervisory proceeding applicable to non-business trusts.

     15.10 Binding Effect. This Declaration shall be binding upon and shall inure to the benefit of the Shareholders (and their spouses if the Shares of such Shareholders shall be community property) as well as their respective heirs, legal representatives, successors and assigns. This Declaration constitutes the entire agreement


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

                                                                       Exhibit A
                                                            Declaration of Trust

among the Trust, the Trustees and the Shareholders with respect to the formation and operation of the Trust, other than the Subscription Agreement entered into between the Trust and each Investor and the Management Agreement.

     15.11 Headings. Headings of Articles and Sections used herein are for descriptive purposes only and shall not control or alter the meaning of this Declaration as set forth in the text.

     15.12 Tax Matters Partner. The Managing Shareholder or its designee shall be designated the tax matters partner of the Trust pursuant to Code Section 6221.


     IN WITNESS WHEREOF, the undersigned have signed this Declaration as of the date first above written.

                                           RIDGEWOOD ENERGY HOLDING CORPORATION,
                                              Grantor and Corporate Trustee

                                           By: /s/ Robert E. Swanson
                                              ----------------------------------
                                               Robert E. Swanson, President


                                           RIDGEWOOD POWER CORPORATION,
                                               Managing Shareholder

                                           By: /s/ Robert E. Swanson
                                              ----------------------------------
                                               Robert E. Swanson, President




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